                                 STANDARD FORM
                               INDUSTRIAL LEASE
                                (SINGLE TENANT)


Landlord     GH TECH I L.L.C., a Delaware limited liability company

Tenant       CATALYTICA ENERGY SYSTEMS, INC., a Delaware corporation

                           Dated as of June 22, 2001



                               TABLE OF CONTENTS

1.       Defined Terms.................................................................................          1
2.       Leased Premises...............................................................................          3
         (a)      Property to be Leased................................................................          3
         (b)      Common Areas.........................................................................          3
         (c)      Parking..............................................................................          3
         (d)      Reserved Rights of Landlord..........................................................          3
3.       Completion of Premises........................................................................          3
         (a)      Space Plans and Preliminary Tenant Improvement Plans.................................          3
         (b)      Final Tenant Improvement Plans.......................................................          4
         (c)      Scheduled Completion Date............................................................          4
         (d)      Remedy for Delays....................................................................          5
         (e)      Changes..............................................................................          6
         (f)      Ready for Occupancy..................................................................          6
         (g)      Construction Representative..........................................................          6
         (h)      Early Entry..........................................................................          6
         (i)      Quality of Construction..............................................................          7
         (j)      Tenant Delays........................................................................          7
         (k)      Removal of Certain Improvements......................................................          7
         (l)      Tenant Improvement Allowance.........................................................          7
         (m)      Permits..............................................................................          9
4.       Term..........................................................................................          9
5.       Rent..........................................................................................          9
         (a)      Fixed Rent...........................................................................          9
         (b)      Adjustments..........................................................................         10
         (c)      Pro Rata Rent........................................................................         10
         (d)      Net Lease............................................................................         11
         (e)      Reimbursable Expenses................................................................         11
6.       Security......................................................................................         12
         (a)      Security Deposit.....................................................................         12
         (b)      Special Security Deposit Provisions..................................................         13
         (c)      Lien and Security Interest...........................................................         13

7.       Use...........................................................................................         13
         (a)      General..............................................................................         13
         (b)      Compliance with Law..................................................................         14
         (c)      Existing Title and Condition of Premises.............................................         14
         (d)      Signs................................................................................         14
         (e)      Governmental Regulation..............................................................         15
8.       Maintenance and Repairs.......................................................................         15
         (a)      Tenant's Maintenance.................................................................         15
         (b)      Service Contracts....................................................................         15
         (c)      Landlord's Obligations to Repair.....................................................         15
         (d)      Payment for Capital Expenditures.....................................................         16
         (e)      Surrender............................................................................         16
9.       Utilities.....................................................................................         17
10.      Alterations and Additions.....................................................................         17
         (a)      Limitation...........................................................................         17
         (b)      Liens................................................................................         17
         (c)      Removal..............................................................................         17
11.      Insurance.....................................................................................         18
         (a)      Liability............................................................................         18
         (b)      Property.............................................................................         18
         (c)      Policies.............................................................................         19
         (d)      Waiver of Subrogation................................................................         20
         (e)      Tenant's Contents....................................................................         20
         (f)      Workmen's Compensation...............................................................         21
         (g)      [Intentionally Deleted]..............................................................         21
12.      Indemnity; Exemption of Landlord from Liability...............................................         21
         (a)      General..............................................................................         21
         (b)      Tenant's Business....................................................................         22
         (c)      Landlord's Indemnity.................................................................         22
13.      Damage or Destruction; Obligation to Rebuild..................................................         22
         (a)      Landlord's Obligation to Rebuild.....................................................         22
         (b)      Abatement of Rent....................................................................         22
         (c)      Option to Terminate..................................................................         22
         (d)      Uninsured Casualties.................................................................         23
         (e)      Damage Near End of Term..............................................................         23
         (f)      Tenant's Waiver......................................................................         23
14.      Taxes and Assessments.........................................................................         23
         (a)      Payment..............................................................................         23
         (b)      Definition...........................................................................         24
         (c)      Separate Assessment..................................................................         24
         (d)      Personal Property....................................................................         24
         (e)      Rent Tax.............................................................................         24
         (f)      Declaration..........................................................................         24
         (g)      Project Assessments..................................................................         24
         (h)      Property Tax Challenges..............................................................         25
15.      Condemnation..................................................................................         25

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

         (a)      Rent Reduction or Lease Termination..................................................         25
         (b)      Award................................................................................         26
         (c)      Temporary Condemnation...............................................................         26
16.      Assignment and Subletting.....................................................................         26
         (a)      Consent..............................................................................         26
         (b)      Tenant's Continuing Liability........................................................         26
         (c)      Information..........................................................................         26
         (d)      Acceptance of Performance............................................................         27
         (e)      Landlord's Recapture Rights..........................................................         27
         (f)      Standards............................................................................         27
         (g)      [Intentionally Deleted]..............................................................         27
         (h)      Release..............................................................................         27
         (i)      Controlled Entity....................................................................         28
         (j)      Transfer Fee and Attorneys' Fees.....................................................         28
         (k)      Additional Terms and Conditions Applicable to Subletting.............................         28
         (l)      Injunctive Relief....................................................................         29
17.      Defaults; Remedies............................................................................         29
         (a)      Defaults.............................................................................         29
         (b)      Remedies.............................................................................         29
         (c)      Late Charges.........................................................................         33
         (d)      Payment or Performance by Landlord...................................................         33
         (e)      Landlord's Default...................................................................         33
18.      Miscellaneous.................................................................................         34
         (a)      Estoppel Certificate.................................................................         34
         (b)      Landlord's Liability.................................................................         34
         (c)      Construction.........................................................................         34
         (d)      Interest on Past-Due Obligations.....................................................         35
         (e)      Time of Essence......................................................................         35
         (f)      Counterparts.........................................................................         35
         (g)      Incorporation of Prior Agreements; Amendments........................................         35
         (h)      Notices..............................................................................         35
         (i)      Waivers..............................................................................         35
         (j)      Recording............................................................................         35
         (k)      Holding Over.........................................................................         35
         (l)      Covenants and Conditions.............................................................         36
         (m)      Binding Effect.......................................................................         36
         (n)      Subordination........................................................................         36
         (o)      Attorneys' Fee.......................................................................         36
         (p)      Landlord's Access....................................................................         37
         (q)      Auctions.............................................................................         37
         (r)      Merger...............................................................................         37
         (s)      Joint and Several Liability..........................................................         37
         (t)      Individual Liability.................................................................         37
         (u)      Attornment...........................................................................         37
         (v)      Lenders Right to Cure................................................................         38
         (w)      Revisions to Lease...................................................................         38

         (x)      [Intentionally Deleted]..............................................................         38
         (y)      Reasonable Expenditures..............................................................         38
19.      Toxic Materials...............................................................................         38
         (a)      Definitions..........................................................................         38
         (b)      Prohibition on Hazardous Materials...................................................         39
         (c)      Exception to Prohibition.............................................................         39
         (d)      Compliance with Environmental Laws...................................................         40
         (e)      Environmental Notices................................................................         40
         (f)      Environmental Indemnity..............................................................         40
         (g)      Remedial Work........................................................................         40
         (h)      Landlord's Option....................................................................         41
         (i)      Injunctive Relief....................................................................         41
         (j)      Self-Help............................................................................         41
         (k)      Other Tenants........................................................................         41
         (l)      Environmental Inspection.............................................................         41
         (m)      Surrender of Premises - Environmental Considerations.................................         42
         (n)      Landlord's Indemnity For Environmental Matters.......................................         42
20.      Option to Purchase
21.      Option to Renew

         1. Defined Terms. Each reference in this Lease to any of the following terms shall incorporate the data stated for that term. Other terms are as defined in the Lease.

         (a)   Landlord and Landlord's     GH TECH I L.L.C.
               Address (subparagraph       c/o Hewson Properties, Inc.
               18(h)):                     4636 East University Drive, Suite 265
                                           Phoenix, AZ 85034

         (b)   Tenant and Tenant's         CATALYTICA ENERGY SYSTEMS, INC.
               Address for Notices Prior   15678 N. Greenway-Hayden Loop
               to Commencement Date        Suite 105
               (subparagraph 18(h)):       Scottsdale, Arizona 85260
                                           Attn: Doug Chase
               After Commencement
               Date:                       CATALYTICA ENERGY SYSTEMS, INC. 1388
                                           -------------------------------------
                                           North Tech Blvd.Gilbert, Arizona
                                           --------------------------------
                                           Attn: Doug Chase
                                           ----------------

                                           _____________________________________

         (c)   Street Address of           1388 North Tech Blvd.
               Premises (paragraph 2):     Gilbert, Arizona

         (d)   Project in which            Fiesta Tech Centre
               Premises are located
               (paragraph 2):

         (e)   Approximate Square          43,425
               Footage:
         (f)   Landlord's Construction     Jason Meszaros
               Representative (subpara-
               graph 3(g)):
         (g)   Tenant's Construction       Doug Chase
                                           -------------------------------------
               Representative (subpara-    _____________________________________
               graph 3(g)):                _____________________________________

         (h)   Term (paragraph 4):         Eighty-four (84) months subject to
                                           two options to renew for five years
                                           each on the terms set forth in
                                           paragraph 21 hereof

         (i)   Scheduled Completion        12:01 a.m. on October 1, 2001
               Date (paragraph 4):         (estimated)
         (j)   Commencement Date           October 8, 2001 (estimated)
               (paragraph 4):
         (k)   Fixed Rent                  Month
               (subparagraph 5(a)):        -----
                                           1-30       $33,654.00
                                           31-60      Plus CPI adjustment*

                                           61-84      Plus CPI adjustment*

                                           *Plus applicable rental taxes
         (l)   Rental Period               Monthly
               (subparagraph 5(a)):
         (m)   Security Deposit            $300,000.00 letter of credit,
               (subparagraph 6(a)):        subject to possible periodic
                                           reductions
         (n)   Permitted Uses              General Office, Warehouse,
               (paragraph 7):              Manufacturing, Research and
                                           Development, and all other legal
                                           uses related thereto
         (o)   Liability Insurance         $2,000,000.00
               (subparagraph 11(a)):


         Exhibits       A -    Legal Description (2(a))
         --------
                        B -    Shell Building Plans Description (2(a))

                        C -    Description of Tenant Improvements (2(a))

                        D -    Early Entry Hold Harmless Agreement (3(h))

                        E - Improvements that Tenant will be obligated to remove at Lease expiration or termination (3(k))

                        F -    Letter of Credit Provisions (6(a))

                        G -    Terms of the Construction Contract (3(l)(iii))

                        H -    Option to Purchase (20)

                        I -    Option to Renew (21)

          2.    Leased Premises.

         (a) Property to be Leased. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, subject to the terms and conditions contained herein, (i) that certain real property located at the street address set forth in paragraph 1 hereof and more particularly described in Exhibit A attached hereto and incorporated herein by this reference (the "Property") and
(ii) those improvements already constructed or to be constructed on the Property in accordance with the shell building plans described in Exhibit B (the "Building Shell Plans") (the "Building Improvements") and those tenant improvements to be constructed on the Property in accordance with the provisions of paragraph 3 below and more particularly described in Exhibit C attached hereto and incorporated herein by this reference (the "Tenant Improvements"). The Tenant Improvements and the Building Improvements (as such Building Improvements may be modified in accordance with paragraph 3 below to accommodate the Tenant Improvements) are sometimes hereinafter referred to collectively as the "Improvements." The Property and the Improvements are sometimes hereinafter referred to collectively as the "Premises."

         (b) Common Areas. Tenant shall have, as appurtenant to the Premises, rights to use in common, subject to reasonable rules from time to time made by Landlord of which Tenant is given reasonable advance written notice, common walkways, sidewalks and driveways necessary for access to the Premises; greenbelt areas; and, except for parking spaces that may be reserved for persons other than Tenant, parking spaces or area from time to time maintained on the Project for use by tenants in and visitors to the Premises.

         (c) Parking. At no additional cost to Tenant, Tenant shall be provided with at least one hundred forty-two (142) parking spaces, ten (10) of which shall be covered. Tenant may utilize areas behind grade and dock loading doors for additional parking and shall be permitted to install in the parking area a pad for outside storage and equipment testing subject to the provisions of subparagraphs 7(b) and 10 hereof.

         (d) Reserved Rights of Landlord. Notwithstanding the foregoing, Landlord reserves the right from time to time, without unreasonable interference with Tenant's use, to alter the boundaries of the Premises, grant easements on the Premises and dedicate for public use portions thereof without Tenant's consent, provided that no such grant or dedication shall unreasonably interfere with Tenant's use of the Premises, materially decrease Tenant's rights or increase Tenant's obligations under this Lease or otherwise cause Tenant to incur cost or expense.

         3.     Completion of Premises.

         (a) Space Plan and Preliminary Tenant Improvement Plans. Landlord's architect has prepared a space plan and outline specifications (the "Preliminary Tenant Improvement Plans") for the construction of the Tenant Improvements.

         (b) Final Tenant Improvement Plans. Landlord shall thereafter cause to be prepared final plans and specifications (the "Final Tenant Improvement Plans") substantially in conformity with the Preliminary Tenant Improvement Plans, which need not include working detail drawings. Notwithstanding anything to the contrary herein, Landlord will use reasonable efforts to include working detail drawings with the Final Tenant Improvement Plans. The term "Tenant Improvement Plans" shall hereinafter mean the Preliminary Tenant Improvement Plans and, if and when prepared, the Final Tenant Improvement Plans. The Final Tenant Improvement Plans shall be delivered to Tenant as soon as reasonably possible after the preparation thereof, subject to any reasonable period of delay encountered by Landlord in such preparation as a result of requests by Tenant for changes in the Final Tenant Improvement Plans subsequent to the date hereof. Within five (5) days after delivery of the Final Tenant Improvement Plans, Tenant shall set forth in writing, with reasonable particularity and precision, any corrections or changes necessary to bring the Final Tenant Improvement Plans into substantial conformity with the Preliminary Tenant Improvement Plans. Failure to deliver to Landlord written notice of any such corrections or changes within said five (5) day period shall constitute approval of the Final Tenant Improvement Plans by Tenant. If Tenant disapproves in writing of the Final Tenant Improvement Plans within said five (5) day period, Landlord shall revise or correct the Final Tenant Improvement Plans should Landlord determine, in its reasonably exercised discretion, that changes are necessary to bring the Final Tenant Improvement Plans into substantial conformity with the Preliminary Tenant Improvement Plans and resubmit the same to Tenant for approval. Tenant shall then have three (3) days to approve the Final Tenant Improvement Plans. Failure to deliver to Landlord written notice of disapproval within said three (3) day period shall constitute approval of the Final Tenant Improvement Plans by Tenant. Following such approval of the Final Tenant Improvement Plans, both parties shall endorse approval for filing purposes thereon, in duplicate, and thereafter changes may be made only in accordance with subparagraph (e) below. If Tenant has not approved the Final Tenant Improvement Plans on or before July 6, 2001, the provisions of subparagraph (d) below shall apply.

         (c) Scheduled Completion Date. Landlord shall proceed diligently with construction and completion of the Building Improvements and Tenant Improvements substantially in accordance with the Building Shell Plans and the Tenant Improvement Plans, respectively. Landlord shall complete the Improvements and they shall be Ready for Occupancy (as defined below) by Tenant not later than the Scheduled Completion Date set forth in paragraph 1 above; provided, however, that such Scheduled Completion Date shall be extended for a period of time equal to the period of any delay or delays encountered by Landlord affecting construction because of fire, earthquake, inclement weather, or other acts of God, acts of the public enemy, riot, insurrection, governmental regulations of the sales of materials or supplies or the transportation thereof, strikes or boycotts, shortages of material or labor or any other cause beyond the control of Landlord ("Force Majeure" and such delays a "Force Majeure Delay"), Tenant's early entry under the provisions of subparagraph (h) below or changes in the Final Tenant Improvement Plans pursuant to subparagraph (e) below. A Force Majeure Delay shall not be deemed to have occurred unless Landlord informs Tenant in writing that such delay has occurred promptly after Landlord learns of such delay.

         (d) Remedy for Delays. If the Premises are not substantially completed on or before the Scheduled Completion Date as extended pursuant to subparagraph (c) above:

                (i)    Landlord shall pay a penalty to Tenant of:

                       (A) $1,000.00 for each Business Day (defined below) after October 1, 2001 and through October 22, 2001 that the Premises are not Ready for Occupancy; and

                       (B) $2,000.00 for each Business Day after October 22, 2001 that the Premises are not Ready for Occupancy.

                (ii) Notwithstanding the foregoing, Landlord's obligation to pay such penalties is conditional upon Tenant having approved the Final Tenant Improvement Plans on or before July 6, 2001. Each day beyond July 6, 2001 that approval of the Final Tenant Improvement Plans has not been received by Landlord from Tenant is a "Final Plans Delay Day". The total number of Final Plans Delay Days shall be known as the "Delay Days". For each Delay Day that occurs, an additional three (3) days shall be added to the Scheduled Completion Date and to the dates set forth in subparagraph (d)(i) above for all purposes under this Lease. Notwithstanding anything to the contrary herein, (i) each day of delay caused by the Architect's failure to timely respond to the reasonable requests of Tenant during the preparation and completion of the Final Tenant Improvement Plans ("Architect's Delay Day") shall not constitute a Delay Day, and (ii) the dates Landlord's penalties begin to accrue under subparagraph 3(d)(i) above shall be abated one day for each Architect's Delay Day. An Architect's Delay Day shall not be deemed to have occurred unless the party claiming any such delay informs the other party in writing that such delay has occurred promptly after it learns of such delay.

                (iii) Once the total Delay Days become greater than ten (10), Tenant shall be obligated to pay to Landlord $850.00 per Delay Day for each Delay Day thereafter.

                (iv) Notwithstanding anything to the contrary contained herein, if Landlord is unable to make the Premises Ready for Occupancy (as defined in subparagraph (f) below) on or before November 15, 2001 (as may be extended three (3) days for each Delay Day and one (1) day for each Architect's Delay Day), including, without limitation, as a result of any delay as a result of Force Majeure, Tenant shall have the right to terminate this Lease, at which time any Letter of Credit or other Security Deposit previously delivered to Landlord by Tenant shall be returned to Tenant, and Tenant shall have no further liability hereunder. Such termination shall become effective on the date which is ten (10) days after delivery of such termination notice if the Premises are not Ready for Occupancy at the expiration of ten (10) days after delivery of such termination notice.


                (v) "Business Day" shall mean any day that is not a Saturday, Sunday or state or Federal holiday on which banks are closed.

         (e) Changes. Tenant shall have the right to request changes in the Final Tenant Improvement Plans ("Change Orders"), which request shall not be unreasonably denied, provided, however, that no such request shall effect any structural change in the Premises. In the event that Tenant requests a Change Order in writing from Landlord, Landlord shall, within five (5) business days of receipt of such Change Order request from Tenant (or such reasonable time as may be required), provide to Tenant in writing: (i) the estimated costs that would be incurred by Landlord required to implement such change ("Change Order Costs"), including without limitation, architecture fees and increases in construction costs (but excluding lost rent costs or any other costs unrelated to construction costs); (ii) the number of days of delay that would be caused by such Change Order ("Landlord's Change Order Notification"); and (iii) whether

Landlord would require removal of such changes at the expiration of the Term. In the event Tenant determines to proceed with such Change Order, Tenant shall provide its approval in writing to Landlord, and shall, no later than three (3) business days after such approval, pay to Landlord the Change Order Costs. Upon approval by Tenant of a Change Order, each delay day identified by Landlord in the Landlord's Change Order Notification for such Change Order shall constitute a "Delay Day".

         (f) Ready for Occupancy. The Premises shall be deemed to be ready for occupancy ("Ready for Occupancy") when (i) the architect or engineer in charge of the work of construction certifies: (x) that the work of construction has been substantially completed in accordance with the Building Shell Plans and the Final Tenant Improvement Plans such that there are only punch-list items remaining that will not materially interfere with Tenant's operations in the Premises for the operation of its business therein, and (y) the date of such completion; and (ii) the Premises may be legally occupied by Tenant. Landlord shall diligently complete, as soon as reasonably possible, any items of work and adjustment not completed when the Premises are Ready for Occupancy. Tenant shall have seven (7) days after the Premises are Ready for Occupancy to move into the Premises before Rent commences.

         (g) Construction Representative. In connection with the original construction of the Premises, including, without limitation, the Tenant Improvements, each party shall be bound by its Construction Representative set forth in paragraph 1 above. A party may designate a substitute Construction Representative by giving written notice to the other party.

         (h) Early Entry. Tenant may, at any time on or after September 10, 2001 (extended for Delay Days), at its sole risk, enter upon and install such trade fixtures and equipment, systems furniture and low voltage wiring for telephones, facsimiles, data systems and security in the Premises as it may elect; provided, however, that (i) Tenant's early entry shall not unreasonably interfere with Landlord's work of construction or cause labor difficulties; (ii) Tenant shall execute a Hold Harmless Agreement in favor of Landlord in the form attached hereto as Exhibit D; (iii) Tenant shall pay for and provide evidence of insurance satisfactory to Landlord; (iv) Tenant shall pay utility charges reasonably allocated to Tenant by Landlord; and (v) Tenant shall pay any reasonable additional costs incurred by Landlord, including, without limitation, increase in construction costs and additional interest charges, as a result of Tenant's early entry into the Premises. In the event that Landlord believes that Tenant's activities in the Premises are interfering with Landlord's construction schedule, Landlord shall notify Tenant in writing of such interference and Tenant shall have twenty-four (24) hours to cease such interfering activities. Each day beyond the expiration of such twenty-four (24) hour period that such interference continues shall constitute a "Delay Day." Tenant shall not use the Premises for the storage of inventory or otherwise commence the operation of business prior to the commencement of the Term without the express prior written consent of Landlord.

         (i) Quality of Construction. All work shall be done in a good and workmanlike manner and in compliance with all Applicable Requirements (as defined in subparagraph 7(b) below) using materials of good quality. Except for the penalties set forth in subparagraph 3(d)(i) of this Lease, Landlord assumes no liability for special, consequential or incidental damages of any kind with respect to the quality of the work, the time for completion of the Premises or otherwise. There are no representations, warranties or guaranties, express or implied, including warranties of merchantability or use of the Premises, except as are expressly set forth herein. Notwithstanding anything to the contrary herein, Landlord warrants that at the Commencement Date, the Premises and the Building shall conform to all Applicable Requirements. Landlord shall be responsible for performing and paying for any alterations required as a result of any breach of the representation and warranty contained in the immediately preceding sentence. Landlord shall require that all warranties and guaranties provided by the general contractor, subcontractors and any manufacturers or suppliers of equipment and materials used in the construction of the Building Shell and Tenant Improvements inure to the benefit of Tenant and, where applicable, Landlord. In the event that Landlord is unable to provide this benefit to Tenant for any particular warranty or guaranty, Landlord agrees that it shall apply and pursue such warranties and guaranties for the benefit of Tenant (including where such application will to reduce Tenant's repair and maintenance obligations hereunder).

         (j) Tenant Delays. The term "Tenant Delays" shall mean the Tenant Delay Days identified in Sections 3(d), (e) and (h) above and any other unreasonable, interfering or negligent conduct by Tenant which causes a delay in the Premises being Ready for Occupancy; provided, however, that no such delay in this subsection (j) shall be deemed to have occurred unless Landlord notifies Tenant in writing of such delay and Tenant has not cured such delay within the same day of receipt of Landlord's notice with respect to such delay. The amount of time for any one Tenant Delay shall be calculated as the amount of time beyond the time that it would have otherwise taken to have the Premises Ready for Occupancy had the Tenant Delay not occurred. Tenant Delays may be in addition to Delay Days.

         (k) Removal of Certain Improvements. Notwithstanding anything to the contrary contained in this Lease (but subject to Section 3(e) above), Tenant shall be required to remove the Improvements designated on Exhibit E to this Lease from the Premises at the expiration of the Term. Landlord shall, at the time of any revisions to or approval of the Final Tenant Improvement Plans, designate any items which it will require Tenant to remove as a condition to any such revisions or approvals.

         (l)    Tenant Improvement Allowance.

                (i) The cost of constructing (including plans, permit fees, etc.) the Tenant Improvements shall be paid by Landlord; provided, however, if the amount expended for constructing the Tenant Improvements is or will be more than $868,500.00 (the "Allowance"), Tenant shall reimburse Landlord for all reasonable costs incurred in excess of the Allowance. The Allowance is Landlord's entire monetary obligation for the Tenant Improvements; provided, however, any excess costs incurred as a result of the fault or neglect of Landlord or of Landlord's contractors, employees or agents shall be borne entirely by Landlord, and Tenant shall be responsible for all costs incurred as a result of the fault or neglect of Tenant. Landlord and Tenant acknowledge that prior to the execution hereof, Landlord engaged the services of Peter Lendrum Architecture, Inc. (the "Architect") to perform space planning and work on the Preliminary Tenant Improvement Plans. The cost of all such work by Architect performed prior to the execution hereof (as well as work performed by Architect after the execution hereof for space planning and Preliminary and Final Tenant Improvement Plans) shall be charged against the Allowance.

                (ii) Tenant shall pay any costs that are Tenant's responsibility hereunder (the "Excess Costs") on a pro rata basis with Landlord's payments for design and construction of the Tenant Improvements, so that Landlord will always have paid a share of the total costs then incurred that is equal to the percentage that the Allowance is of the sum of the Allowance and Excess Costs, as then determined, and Tenant will always have paid a share of the total costs for the Tenant Improvements then incurred that is equal to the percentage that the Excess Costs, as then determined, is to the sum of the Allowance and the Excess Costs, as then determined. Determination(s) of the amount of the Excess Costs may be made from time to time prior to, during or after construction. Tenant shall make such payments, including any adjustments necessary to maintain the Tenant's appropriate share of the total costs as a result of subsequent determinations, based upon requisitions setting forth in reasonable detail the reason for such Excess Costs and the amount thereof, together with any other information reasonably requested by Tenant, and the amounts owing by Tenant shall be paid by Tenant to Landlord within ten (10) business days after receipt of each such requisition and other information. Except as otherwise provided in this Lease, Tenant shall have complete responsibility for the cost of the Tenant Improvements and for the construction by Tenant of any other improvements and alterations to the Premises in connection with Tenant's occupancy thereof, Tenant agreeing to accept the same "AS IS", subject only to the construction by Landlord of the Tenant Improvements and any other obligation of Landlord under this Lease. Landlord shall promptly furnish to Tenant estimates of the anticipated costs of the various elements of the Tenant Improvements as such estimates are received by Landlord. If Tenant believes that the amount of any estimate is excessive, Tenant may request changes in the Final Tenant Improvement Plans in accordance with subparagraph
(e) above.

                (iii) Landlord agrees to procure a Guaranteed Maximum Price contract from its general contractor for the performance of the Tenant Improvements, and Tenant shall have the opportunity to review and approve such contract prior to its execution. The contract shall be "open book" and shall contain the unit pricing and other conditions set forth on Exhibit G attached
                                                           ---------
hereto.

                (iv) In the event that the entire amount of the Allowance is not disbursed during the construction of the initial Tenant Improvements, Tenant may apply such remaining amounts to any other costs for tenant improvements of the type set forth below incurred by Tenant during the first thirty (30) months following the Commencement Date. If Tenant desires to use the remaining Allowance for such purposes, Tenant shall notify Landlord ten (10) days prior to the commencement of work with an estimate of the cost to be incurred, a reasonably detailed description of the work to be performed and the estimated date on which the funds will be required to be disbursed to the persons performing the work. All work performed must be done in accordance with the terms of this Lease. The excess Allowance may be applied only for the following: space planning, design fees and construction documents; permit fees, utility fees and other related charges; office improvements; light manufacturing improvements; restroom finishes and plumbing; HVAC and duct work in the office area; HVAC in the manufacturing area; drop ceiling grid with acoustical tiles; lighting and light fixtures; carpet and other typical finished floor coverings; heating, ventilating, and associated work; millwork.

         (m) Permits. Landlord shall be solely responsible for the procuring of all building and other permits, licenses and approvals and certificates of occupancy necessary for construction of the Tenant Improvements and for the occupancy of the Premises as constructed in accordance with the Tenant Improvement Plans, the cost of which shall be charged against the Allowance. If Landlord determines that any permitting or other activities or installations by Tenant or Tenant's agents, employees, contractors or licensees have, will or are likely to result in any delays or failures of Landlord to obtain any such permits, licenses or approvals, Landlord will promptly notify Tenant in writing pursuant to subparagraph 3(j) above, Landlord will not be responsible for any delays caused by such activities or installations, and the November 15, 2001 deadline set forth below in paragraph 4 shall be extended one (1) day for each day of delay which is caused by such activities or installations. Tenant shall be responsible for obtaining permits for its operations (including, but not limited to any required air permitting, or additional permits for Tenant's construction in the Premises that does not constitute Tenant Improvements. Landlord acknowledges that Tenant shall seek such permits during the construction phase and agrees to cooperate with Tenant in Tenant's procurement of such permits.

         4. Term. The Term of this Lease, which shall be for the period set forth in paragraph 1 above, shall commence on the first to occur of the following dates (the "Commencement Date") (it being agreed that in addition to any other termination rights set forth herein, if the Term of this Lease shall not commence on or before November 15, 2001 as may be extended for any Tenant Delays or delays set forth in subparagraph 3(m) hereof, Tenant may, at its option, terminate this Lease and this Lease shall be of no further force and effect, and any Letter of Credit or other Security Deposit previously delivered to Landlord by Tenant shall be returned to Tenant, and it also being agreed that, in addition to any other termination rights set forth herein, if the Term of this Lease shall not commence within one (1) year of the Scheduled Completion Date, this Lease shall terminate and be of no further force and effect, and any Letter of Credit or other Security Deposit previously delivered to Landlord by Tenant shall be returned to Tenant):

         (a) Seven (7) days after the date on which the Premises are Ready for Occupancy;

         (b) The date on which Tenant actually commences to do business in the Premises; or

         (c) Seven (7) days after the date on which the Premises would have been Ready for Occupancy except for Tenant Delays.

         (d) Within a reasonable time after the Commencement Date, Landlord will deliver to Tenant an executed "Memorandum of Commencement Date" specifying the Commencement Date and the termination date. Tenant, within seven (7) days after its receipt thereof, will either execute and deliver to Landlord the Memorandum of Commencement Date or note any errors or omissions thereon and return it to Landlord.

         5.     Rent.

         (a) Fixed Rent. Tenant shall pay Landlord as fixed rent for the Premises a sum equal to the Fixed Rent set forth in paragraph 1 on or before the first day of each and every calendar month during the Term of this Lease, except that Fixed Rent for the first full calendar month of the Term shall be payable simultaneously with the execution of this Lease by Tenant (with any overpayment, as a result of the first month of the Term being a partial month, credited to the next month's Fixed Rent).

         (b) Adjustments. On or before the first day of each and every Rental Period (the "Adjustment Period"), the first of which shall commence thirty-one
(31) months after the first day of the calendar month in which the Commencement Date shall have occurred, and the second of which shall occur sixty-one (61) months after the first day of the calendar month in which the Commencement Date shall have occurred, in addition to the Fixed Rent due pursuant to subparagraph
(a) above, Tenant shall pay as additional rent an additional amount (the "Adjustment") to be determined in accordance with the variations, if any, in the costs of living as shown by the Consumer Price Index for all Urban Consumers (average of all cities), most recent base, as published by the Bureau of Labor Statistics, United States Department of Labor, or any successor agency (the "CPI"). The Adjustment for each Rental Period of each Adjustment Period shall be an amount equal to (i) the product obtained by multiplying the Fixed Rent by a fraction, the numerator of which shall equal the CPI reported for the calendar month occurring three (3) months prior to the first day of such Adjustment Period (e.g., if the first day of the Adjustment Period shall be June 1, the CPI used shall be that of the immediately preceding month of March) and the denominator of which shall equal the CPI reported for the calendar month occurring three (3) months prior to the first day of the month in which the Commencement Date shall occur less (ii) the Fixed Rent. The computation of the Adjustment for each Rental Period of each Adjustment Period shall be made without regard to whether any Adjustment was payable with respect to any preceding Adjustment Period. In no event shall the calculation of the amount of the Adjustment operate to reduce the total rent due pursuant to this subparagraph (b) below the Fixed Rent, as last adjusted. In the event that the necessary CPI figures are not available to compute the Adjustment upon the commencement of any Adjustment Period, Tenant shall continue to pay the Fixed Rent plus the Adjustment in effect, if any, for the prior Adjustment Period (the "Tentative Adjustment") until such CPI figures become available, at which time the appropriate Adjustment for each Rental Period of such Adjustment Period shall be determined. Immediately following such determination, either Landlord shall refund to Tenant the amount by which the sum of all Tentative Adjustments actually paid during such Adjustment Period exceeds the sum of all Adjustments properly payable during such Adjustment Period, or Tenant shall pay to Landlord the amount by which the sum of all Adjustments properly payable during such Adjustment Period exceeds the sum of all Tentative Adjustments actually paid during such Adjustment Period. In the event the CPI is no longer published, Landlord, in its reasonable discretion, shall determine another index most similar to the CPI showing changes in the cost of living to be used to calculate the Adjustment due Landlord. The Fixed Rent and any Adjustments are sometimes collectively referred to as the "Rent." Notwithstanding anything to the contrary herein, in no event shall the Adjustment result in an increase in Fixed Rent that is less than three percent (3%) or more than six percent (6%) per annum (compounded annually) higher than the Fixed Rent before such Adjustment.

         (c) Pro Rata Rent. Rent for any period during the Term which is for less than one month shall be a pro rata portion of the Rental Period installment. Rent shall be payable, without deduction or offset, in lawful money of the United States to Landlord at the address stated herein or to such other persons or at such other places as Landlord may designate in writing.

         (d) Net Lease. This Lease is what is commonly called a "net lease", it being understood that Landlord shall receive the Rent set forth in this paragraph free and clear of any and all impositions, taxes, liens, charges or expenses of any nature whatsoever in connection with its ownership and leasing of the Premises, except as otherwise set forth herein. In addition to the Rent provided in this paragraph, Tenant shall pay all impositions, taxes, insurance premiums, operating charges, management fees (provided, however, that in no event shall such management fees exceed $750.00 a month, and in no event shall Tenant be charged for any such management fees during the first twelve (12) months of the Term), costs and expenses which arise or may be contemplated to be borne by Tenant under any provisions of this Lease during the Term. All of the charges, costs and expenses to be borne by Tenant hereunder shall constitute additional rent and, upon the failure of Tenant to pay any of such costs, charges or expenses, Landlord shall have the same rights and remedies as otherwise provided in this Lease for the failure of Tenant to pay Rent. It is the intention of the parties hereto that Tenant shall in no event be entitled to any abatement of or reduction in Rent or additional rent payable hereunder, except as expressly provided herein. Any present or future law to the contrary shall not alter this agreement of the parties.

         (e) Reimbursable Expenses. Any sum which is designated specifically in this Lease as a "Reimbursable Expense" for which Landlord is to be paid by Tenant shall be paid by Tenant to Landlord in accordance with the following provisions:

                (i) Landlord shall prepare an annual statement (the "Annual Statement") setting forth the sum of the Reimbursable Expenses for the calendar year ending on the prior December 31 and setting forth the estimated Reimbursable Expenses that will be incurred by Landlord during the current calendar year ending on the next following December 31.

                (ii) Landlord shall endeavor to give to Tenant such Annual Statement on or before March 1 of each calendar year throughout the Term of the Lease, but Landlord's failure to provide Tenant with an Annual Statement by said date shall not constitute a waiver by Landlord of its right to require payment by Tenant of estimated Reimbursable Expenses or actual Reimbursable Expenses unless Landlord fails to provide such a calendar year statement by December 31 of the year following the calendar year covered by an Annual Statement, so long as Tenant has delivered to Landlord reasonable notice of such failure.

                (iii) The Reimbursable Expenses for the calendar year in which the Annual Statement is received shall be divided by twelve (12) and one such installment shall be paid concurrently with each rental payment thereafter until receipt by Tenant of the next Annual Statement. In addition, Tenant shall pay in full concurrently with the first monthly rent payment due following receipt of the Annual Statement an amount equal to the excess of the monthly installment required to be paid under the most current Annual Statement over the monthly installment made under the preceding Annual Statement (or the amount specified in subparagraph (v) below, as applicable) multiplied by the number of months from January through the month in which the Annual Statement is received by Tenant.

                (iv) If actual Reimbursable Expenses for the past calendar year as shown on the Annual Statement are greater than the payments made by Tenant for that calendar year, then concurrently with the first monthly rent payment due following receipt by Tenant of the Annual Statement, Tenant shall pay in full an amount equal to such excess. If actual Reimbursable Expenses for the past calendar year as shown on the Annual Statement is less than the payments made by Tenant for that calendar year, the amount of such overpayment shall be credited against the next monthly rent payment(s) falling due.

                (v) An Annual Statement need not be given during the period from the Commencement Date (or implementation of this monthly payment program) until December 31 of the year in which the Commencement Date (or implementation of this monthly payment program) occurs and estimated payments of Reimbursable Expenses during such period and until the first Annual Statement is issued to Tenant in the next calendar year shall be in the amount specified by Landlord.

                (vi) Even though the Term has expired and the Tenant has vacated the Premises when the final determination is made of the Reimbursable Expenses for the calendar year in which the Lease expires, Tenant shall immediately pay the excess of the Reimbursable Expenses for the portion of such year in which Tenant was in occupancy over the estimated payments made by Tenant for that calendar year and, conversely, any overpayment made shall be immediately rebated by Landlord to Tenant.

                (vii) Each Annual Statement shall be prepared in accordance with generally recognized and established accounting practices and each determination and Annual Statement, certified by Landlord, shall be final and conclusive on both parties, including any determination made by Landlord of the appropriate estimated payment during the period prior to issuance of the first Annual Statement to Tenant.

                (viii) Tenant may cause an audit by a reputable third party accountant of Landlord's books and records to determine the accuracy of Landlord's charges under the Lease. If such audit reveals that the actual direct expenses for any given year were less than the amount that Tenant paid for such expenses and other charges for any such year, then Landlord shall pay to Tenant the excess within ten (10) business days of the receipt of such audit. If such audit reveals a discrepancy of more than five percent (5%) of the actual amount of any expenses and other charges, then Landlord shall pay the cost of the audit.

         6.     Security.

         (a) Security Deposit. The amount of the Security Deposit shall initially be $300,000.00. Concurrently with the execution of this Lease by Landlord and Tenant, Tenant shall deposit with Landlord the Security Deposit in the form of either (i) cash, or (ii) a letter of credit as described in Exhibit F (the "Letter of Credit"), which Security Deposit shall constitute security for Tenant's faithful performance of Tenant's obligations hereunder; provided, however, (x) if the Security Deposit is delivered to Landlord in the form of cash, and Tenant later replaces the cash Security Deposit with a Letter of Credit, then the original cash Security Deposit shall be returned to Tenant upon Landlord's receipt of the Letter of Credit, (y) if the Letter of Credit described in Exhibit F is at any time converted to cash, then cash shall be substituted therefor upon release of the Letter of Credit, and (z) if the amount of the required Security Deposit is achieved by a combination of cash and the Letter of Credit, then such cash or combination of cash and the Letter of Credit shall constitute the Security Deposit under this Lease. If there is a default or breach of this Lease under subparagraph 17(a) of this Lease (which breach or default occurs under subparagraph 17(a) only after the expiration of any notice and/or cure period if a notice and/or cure period is applicable), Landlord may at its option use, apply or retain all or any portion of the Security Deposit reasonably necessary to (i) remedy Tenant's defaults in the payment of Rent, additional rent or any other sums payable by Tenant pursuant to the terms hereof, (ii) repair any damage to the Premises that Tenant is obligated to pay for hereunder, (iii) clean and otherwise maintain the Premises, or (iv) compensate Landlord or any other loss or damage which Landlord may suffer thereby. If Landlord so uses or applies all or any portion of the Security Deposit, Tenant shall, within ten (10) days after written demand therefor, deposit cash with Landlord, or increase the undrawn amount of the Letter of Credit, in an amount sufficient to restore the Security Deposit to the full amount then required by this paragraph 6 and Exhibit F and Tenant's failure to do so shall be a breach of and a default under this Lease. If Tenant performs all of Tenant's obligations hereunder, the Security Deposit, or so much thereof as has not theretofore been applied by Landlord, shall be returned to Tenant (or, at Landlord's option, to the last assignee, if any, of Tenant's Interest hereunder) at the expiration of the Term hereof (and the reimbursement by Tenant of Reimbursable Expenses) or earlier termination of the Lease pursuant to paragraphs 13 or 15 below, after Tenant has vacated the Premises.

         (b) Special Security Deposit Provisions. The provisions of this subparagraph (b) shall also apply to the Security Deposit. So long as (i) there is no default or breach of this Lease under subparagraph 17(a) of this Lease in existence at the time of a Partial Reduction Date specified below (which breach or default occurs under subparagraph 17(a) only after the expiration of any notice and/or cure period if a notice and/or cure period is applicable), (ii) there is also at the time of such Partial Reduction Date in existence no event or condition in connection with which Tenant is entitled to receive notice and a reasonable opportunity to cure, Tenant has received such notice and no cure of such event or condition has been completed, and Tenant's failure to complete such cure would constitute a default or breach under subparagraph 17(a) of this Lease, (iii) there have not been two or more defaults under subparagraph 17(a) in the payment of Rent during the twelve (12) month period immediately prior to such Partial Reduction Date; and (iv) as of the date which is thirty (30) days prior to such Partial Reduction Date Tenant has furnished to Landlord financial statements as hereinafter described which show that Tenant has had positive net income in each of the immediately preceding four (4) quarterly reported periods, the undrawn amount of the Letter of Credit may be reduced on such Partial Reduction Date in accordance with the following schedule; provided, however, the amount of any reduction which may otherwise be effected on the Partial Reduction Dates shall be reduced by the amount of any prior drawings by Landlord under the Letter of Credit which have not been restored by Tenant:


      -------------------------------------------------------------------
      Partial Reduction Date     Amount of Reduction in Letter of
      ----------------------     --------------------------------
                                 Credit which May Occur on Such Date
                                 -----------------------------------
      -------------------------------------------------------------------
      October 1, 2003            1/5 of original amount
      -------------------------------------------------------------------
      October 1, 2004            1/5 of original amount
      -------------------------------------------------------------------

      -------------------------------------------------------------------
      October 1, 2005            1/5 of original amount
      -------------------------------------------------------------------
      October 1, 2006            1/5 of original amount
      -------------------------------------------------------------------
      October 1, 2007            All Remaining
      -------------------------------------------------------------------


The financial statements to be submitted to Landlord shall be prepared in accordance with generally accepted accounting principles, shall be audited by a certified public accountant and shall include the complete annual statement for the fiscal year of the Tenant ending within such four (4) quarter period and profit and loss statements for the three quarters whose last day does not coincide with the last day of Tenant's fiscal year; provided, however, the financial statements for quarterly periods not coinciding with the end of Tenant's fiscal year may be certified by Tenant's chief financial officer instead of audited by a certified public accountant.

         (c) Lien and Security Interest. Landlord shall have no lien or security interest upon any of Tenant's personal property now or hereafter placed in or about the Premises ("Tenant's Property") except as specifically set forth herein. Landlord shall be entitled to a statutory lien and security interest in Tenant's Property, as provided under Arizona law, to secure payment of all rents and other sums payable to Landlord hereunder and the payment of any damages or losses suffered by Landlord by reason of Tenant's default under this Lease. Notwithstanding anything to the contrary herein, so long as Tenant is not in default under this Lease, Landlord shall subordinate any such lien or security interest in Tenant's Property as may be required by any existing or future lender (which is not an affiliate of Tenant) to Tenant.

         7.     Use.

         (a) General. The Premises shall be used and occupied only for the Permitted Uses set forth in paragraph 1 above and for no other purpose.

         (b) Compliance with Law. Subject to subparagraph 3(i) above, Tenant shall, at Tenant's sole cost and expense, comply with all present and future laws, ordinances, orders, declarations of covenants and restrictions, rules, regulations and requirements of all federal, state and municipal governments, courts, departments, commissions, boards and officers, and any national or local Board of Fire Underwriters, or any other body exercising functions similar to those of any of the foregoing (collectively "Applicable Requirements"), foreseen or unforeseen, ordinary as well as extraordinary, which arise as a result of Tenant's particular use of the Premises, whether or not such law, ordinance, order, rule, regulation or requirement shall necessitate structural changes or improvements, or the removal of any encroachments or projections, ornamental, structural or otherwise, onto or over the streets or sidewalks adjacent to the Premises, or onto or over other property contiguous or adjacent thereto. Except as set forth above, Landlord shall be responsible for compliance with any and all Applicable Requirements affecting the Premises which would necessitate structural changes or improvements, or the removal of any encroachments or projections, ornamental, structural or otherwise, onto or over the streets or sidewalks adjacent to the Premises, or onto or over other property contiguous or adjacent thereto. To the extent any such improvements identified in the preceding sentence could be treated as a capital improvement under generally accepted accounting principles, then Tenant shall pay its share of the costs for such improvements as set forth in subparagraph 8(d) hereof. Tenant shall not use or permit the use of the Premises in any manner that will tend to create waste or a nuisance.

         (c) Existing Title and Condition of Premises. Except as set forth in subparagraphs 3(i) above and 18(n) below, Tenant hereby accepts the Premises in their condition existing as of the Commencement Date and also accepts the Premises and this Lease subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating the use of the Premises, subject to all covenants, conditions and restrictions affecting the Property, Project or Premises and subject to all liens, claims and encumbrances currently existing against the Premises or any part thereof, including all matters disclosed by any of the foregoing or by any exhibits attached hereto. Landlord, in accordance with (and except as otherwise provided in) subparagraph 8(b) below, shall be responsible for causing the roof and bearing walls of the Premises to be in good condition and repair at the Commencement Date and shall also cause the heating, ventilating and air conditioning system, the plumbing system and the electrical system to be in operating condition as of the Commencement Date. All such systems shall be deemed in the condition required at the Commencement Date unless Tenant gives Landlord written notice of any defects in such systems on or before ninety (90) days after the Commencement Date. Except for any representation or warranty which may be specifically set forth in this Lease, Tenant acknowledges that neither Landlord nor Landlord's agents have made any representations or warranties as to the Premises, including without limitation, any representation or warranty as to condition or fitness of the Building or the suitability of the Building for the conduct of Tenant's business.

         (d) Signs. Tenant shall not erect or install on any exterior or interior window, any exterior door, or any exterior wall any signs, advertising media, placards, trademarks, drapes, screens, tinting materials, shades, blinds or similar items, without first securing Landlord's written permission, which permission shall not be unreasonably withheld or delayed. All signs shall comply with all applicable governmental requirements, covenants, conditions and restrictions, shall conform to the design, motif and decor of the Project and shall be fabricated, installed, maintained, repaired and replaced at Tenant's expense. Landlord may also establish such sign criteria as Landlord deems appropriate for the Project (so long as such criteria is reasonable and non-discriminatorily applied to all tenants of the Project) and Tenant shall cause all signs which are located on the Premises and are visible from outside the Premises to conform to such sign criteria. Tenant shall properly maintain all approved signs. Upon expiration of the Lease, Tenant promptly shall remove all signs placed in and around the Premises by Tenant and shall repair any damage to the Premises caused by the removal of such signs.

         (e) Governmental Regulation. In addition to the general obligation of Tenant to comply with laws and without limitation thereof, Landlord shall not be liable to Tenant nor shall this Lease be affected if any parking privileges appurtenant to or on the Premises or the Building are impaired by reason of any moratorium, initiative, referendum, statute, regulation, or other governmental decree or action which could in any manner prevent or limit the parking rights of Tenant hereunder. Any governmental charges or surcharges or other monetary obligations imposed relative to parking rights with respect to the Premises or the Building shall be considered as Property Taxes and shall be payable by Tenant under the provisions of paragraph 14 hereof.

         8.     Maintenance and Repairs.

         (a) Tenant's Maintenance. Tenant shall, at Tenant's sole cost and expense, keep and maintain the Premises in good order and repair, including, without limitation, the roof, outside wall surfaces (including that if the Landlord reasonably determines that the Building requires painting during the initial seven (7) year Term, Tenant shall pay for the cost of painting the Building; provided, however, that in the event that Tenant does not exercise any option to extend this Lease, the Landlord shall reimburse the Tenant for half the cost of painting the Building at the expiration of the initial seven (7) year Term, foundation and subfloors (to the extent such maintenance or repair is required as a result of Tenant's activities in the Building), floor coverings, the electrical, plumbing and HVAC systems, any and all non-structural alterations and additions made by Landlord or Tenant pursuant to the provisions hereof, all walks, driveways, parking and loading areas, lawns and landscaping, fences and signs located in the areas which are adjacent to or included with the Premises, in all respects in good repair and in a clean and safe condition. Tenant shall, at Tenant's own expense, immediately replace all interior, exterior or other glass in or about the Premises that may be broken during the Term with glass at least equal to the specification and quality of the glass so replaced. If Tenant fails to perform Tenant's obligations under this subparagraph, Landlord may at its option enter upon the Premises after ten (10) days prior written notice to Tenant and put the same in good order, condition and repair, and the cost thereof together with interest thereon at the rate of ten percent (10%) per annum, or the maximum legal rate if the rate of ten percent (10%) per annum is usurious, shall become due and payable as additional rental to Landlord together with Tenant's next monthly Rent payment. Nothing herein shall imply any duty upon the part of Landlord to do any such work and the performance thereof by Landlord shall not constitute a waiver of Tenant's default in failing to perform the same. Landlord may, during the progress of any such work in or on the Premises, keep and store therein all necessary materials, tools, supplies and equipment. Landlord shall not be liable for the inconvenience, annoyance, disturbance, loss of business or other damage of Tenant by reason of making such repairs or the performance of any such work, or on account of bringing materials, tools, supplies or equipment into or through the Premises during the course thereof, and the obligations of Tenant under this Lease shall not be affected thereby, except to the extent such inconvenience, annoyance, disturbance, loss of business or other damage to Tenant results from the willful misconduct or negligence of Landlord.

        (b) Service Contracts. Tenant shall, at Tenant's sole expense, procure and maintain contracts, with copies to Landlord, in customary form and substance for, and with contractors specializing and experienced in, the maintenance of the following equipment and improvements, if any, if and when installed on the Premises: (i) HVAC equipment, (ii) boiler, and pressure vessels, (iii) fire extinguishing systems, including fire alarm and/or smoke detection, (iv) landscaping and irrigation systems, (v) roof covering and drains, (vi) driveways and parking lots, (vii) basic utility feed to the perimeter of the Building, and (viii) any other equipment, if reasonably required by Landlord. Notwithstanding anything to the contrary herein, Tenant may conduct its own maintenance and repair on any of the foregoing items so long as Tenant provides evidence to Landlord that such maintenance and repair is being conducted in a manner satisfactory to Landlord, as reasonably determined by Landlord.

        (c) Landlord's Obligations to Repair. Landlord shall, at its expense, after written notice from Tenant, repair in a prompt and diligent manner any damage to structural portions of the roof and bearing walls of the Premises and to the foundation and subfloors (except to the extent such obligation results from Tenant's activities in the Building as provided in subparagraph 8(a) above), and; provided, however, that if such damage is caused by an act or omission of Tenant or Tenant's agents, invitees, employees or contractors, then, subject to subparagraph 11(d) hereof, such repairs shall be at Tenant's expense, payable to Landlord immediately upon Landlord invoicing Tenant therefor. There shall be no abatement of Rent during the performance of such work except to the extent of any material interference with Tenant's use of the Premises as a result of Landlord's willful misconduct or negligence, and only to the extent of rental loss insurance proceeds received by Landlord. Except as otherwise set forth in this Lease, Landlord shall not be liable to Tenant for injury or damage that may result from any defect in the construction or conditions of the Premises and Tenant shall seek recovery for such injury or damage solely from Tenant's insurance and/or any other persons or entities which may be liable to Tenant. Tenant waives any right to make repairs at the expense of Landlord under any law, statute or ordinance now or hereafter in effect unless Tenant has given Landlord written notice of the need for such repairs, such repairs are the obligation of Landlord under this Lease and Landlord has failed, within ten (10) days following receipt of such notice to make the needed repairs or, in the event such repairs cannot be completed within such ten (10) day period, Landlord has not begun such repairs within the ten (10) day period and is not diligently prosecuting such repairs to completion (or in the event Tenant's ability to operate its business in the Premises is materially affected by such failure, if Landlord has not begun such repairs within two (2) days following Landlord's receipt of Tenant's notice and Landlord is not diligently prosecuting such repairs to completion). The foregoing shall not give Tenant to right to deduct amounts from Rent, except as set forth in subparagraph 17(e) of this Lease.

        (d) Payment for Capital Expenditures. If any of Tenant's obligations under subparagraphs 7(b) and 8(a) of this Lease would require Tenant to pay all or any portion of any charge which could be treated as a capital improvement under generally accepted accounting principles, then Tenant shall pay its share of such expense as follows:

                (i) The cost of such improvement shall be amortized over the useful life of the improvement (as reasonably determined by Landlord) with interest on the unamortized balance at the prime rate (as determined by Bank One of Arizona) plus three percent (3%), and Landlord shall inform Tenant of the monthly amortization payment required to so amortize such costs, and shall also provide Tenant with the information upon which such determination is made.

                (ii) Tenant shall pay its proportionate share (based on the percentage of the Building or Project leased by Tenant, or other equitable basis) of such amortization payment for each month after such improvement is completed until the first to occur of (i) the expiration of the Lease term or (ii) the end of the term over which such costs were amortized, which amount shall be due at the same time the base monthly rent is due.

        (e) Surrender. On the last day of the Term, or on any earlier termination of this Lease, Tenant, except as hereinafter specifically provided in this subparagraph (e), shall remove all of its personal property, including movable furniture, trade fixtures and equipment not permanently attached to the Premises and surrender the Premises to Landlord in the same condition as when received, broom clean, ordinary wear and tear, casualty and condemnation excepted. Subject to Tenant's right to remove improvements and alterations to the Premises as provided in paragraph 10 below, all improvements and alterations to the Premises, whether such were made by the Landlord pursuant to the provisions of paragraph 3 above or by the Tenant as allowed by paragraph 10 below, whether temporary or permanent in character, shall be the Landlord's property on termination of this Lease and shall be surrendered to Landlord in good condition and repair, ordinary wear and tear, casualty and condemnation excepted, upon expiration of the Term or other termination of this Lease, all without compensation to Tenant; provided, however, if, except as otherwise provided in subparagraph 3(k) above, Landlord has retained the option under subparagraphs 10(a) or 3(e) to require Tenant to remove any such alterations or improvements, Tenant shall remove such upon written notice given by Landlord to Tenant not later than sixty (60) days prior to the expiration date of the Term or within fifteen (15) days after any earlier termination of this Lease. Tenant shall repair in a workmanlike manner all damage to the Premises occasioned by the Tenant's removal of alterations, improvements and personal property (including, without limitation, its trade fixtures, furnishings and equipment), which repair shall include, without limitation, the patching and filling of holes and repair of structural damage to the Premises. Notwithstanding the provisions of this subparagraph (e), in the event Tenant is in default of this Lease as defined in paragraph 17 below, at the end of the Term or on any earlier termination of this Lease, all personal property of Tenant shall remain at the Premises so as to enable Landlord to enforce its statutory lien interests set forth in subparagraph 6(c) hereof.

        9. Utilities. Tenant shall pay for water, gas, heat, light, power, telephone and other utilities and services supplied to the Premises, together with any taxes thereon. If any such services are not separately metered to Tenant, Tenant shall pay a reasonable proportion to be determined by Landlord of all charges jointly metered with other premises. Landlord reserves the right to grant easements on the Premises, and to dedicate for public use portions thereof, without Tenant's consent provided that no such grant or dedication shall interfere with Tenant's use of the Premises, materially decrease Tenant's rights or increase Tenant's obligations, or otherwise cause Tenant to incur cost or expense. From time to time upon Landlord's demand, Tenant shall execute, acknowledge and deliver to Landlord, in accordance with Landlord's instructions, any and all documents or instruments necessary to effect Tenant's covenants herein.

        10.     Alterations and Additions.

        (a) Limitation. Tenant shall not, without Landlord's prior written consent, make any alterations, improvements, additions, or utility installations (which term "utility installations" shall include ducting, power panels, fluorescent fixtures, space heaters, conduits and wiring) in, on or about the Premises, except for interior nonstructural alterations to the Premises costing less than Twenty-Five Thousand Dollars ($25,000) per event of improvement. As a condition to and at the time of giving such consent, Landlord may require that Tenant agree to (i) remove any such alterations, improvements, additions or utility installations at the expiration of the Term and restore the Premises to their prior condition or, in the alternative, (ii) require that such alterations, improvements, additions or utility installations shall become the property of Landlord and shall be left by Tenant upon the expiration of the Term. As a further condition to giving such consent, Landlord may require Tenant to provide Landlord, at Tenant's sole cost and expense, lien and completion bonds in an amount equal to one hundred fifty percent (150%) of the estimated cost of such improvements to insure Landlord against any liability for mechanics' and materialmen's liens and to insure completion of the work.

        (b) Liens. Tenant shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Tenant at or for use on or in connection with the Premises, which claims are or may be secured by any mechanics' or materialmen's lien against the Premises or any interest therein. Tenant shall give Landlord not less than ten (10) days notice prior to the commencement of any work on the Premises, and Landlord shall have the right to post notices of non-responsibility in or on the Premises as provided by law.

        (c) Removal. Unless Landlord requires their removal as set forth in subparagraph (a) above or otherwise consents to such removal, all alterations, improvements, additions and utility installations which may be made on or to the Premises shall become the property of Landlord and remain upon and be surrendered with the Premises at the expiration of the Term. Notwithstanding the provisions of this subparagraph (c), Tenant's machinery and equipment, other than that which is affixed to the Premises so that it cannot be removed without material damage to the Premises, shall remain the property of Tenant and may be removed by Tenant subject to the provisions of subparagraphs 6(c) and 8(c) above.

        11.     Insurance.

        (a) Liability. Tenant at its sole cost and expense shall obtain and keep in full force a policy of commercial general liability and property damage insurance (including but not limited to personal injury, broad form contractual liability, owner's (i.e., Tenant's) contractors protective and broad form property damage) on an "occurrence basis" under which Tenant is named as the insured and Landlord, Landlord's agent and any lessors and mortgagees (whose names shall have been furnished to Tenant) are named as additional insureds. The minimum limits of liability shall be a combined single limit with respect to each occurrence of not less than Two Million Dollars ($2,000,000). The limits of said insurance shall not, however, in any way limit the liability of Tenant under this Lease. The policy shall contain a cross liability endorsement and shall be primary coverage for Tenant and Landlord for any liability arising out of Tenant's and Tenant's employees', agents' and contractors' use, occupancy or maintenance of the Premises and all areas appurtenant thereto and any bodily injury, death or property damage occurring upon, in or about the Premises, the adjoining sidewalks, streets and passage ways and all other areas appurtenant thereto. Tenant shall also obtain and keep in force automobile liability, including bodily injury and property damage, with minimum limits of liability of a combined single limit with respect to each occurrence of not less than Two Million Dollars ($2,000,000.00). Such insurance policies shall provide that they are primary insurance and not "excess over" or contributory. Not more frequently than once each year, if, in the opinion of Landlord's lender or of the insurance consultant retained by Landlord, the amount of public liability and property damage insurance coverage at that time is not adequate, Tenant shall increase the insurance coverage as required by either Landlord's lender or Landlord's insurance consultant; provided however, that in no event shall any such insurance coverage be increased in excess of that which is from time to time being required by comparable landlords of comparable tenants leasing comparable amounts of space in other comparable buildings in the vicinity of the Premises. In addition, Landlord may, at its option and at commercially reasonable rates, maintain commercial general liability insurance and umbrella liability insurance which provides coverage with respect to the Premises. Tenant shall pay to Landlord an amount equal to the premiums for such insurance carried by Landlord as a Reimbursable Expense pursuant to paragraph 5 above, with appropriate proration at the beginning and end of the Term.

        (b)     Property.

                (i) Unless otherwise provided in subparagraph 11(b)(ii) below, Tenant at its sole cost and expense, shall keep the Improvements insured during the Term for the mutual benefit of Landlord and Tenant as named insureds, against loss or damage by fire and lightning and against loss or damage by other risks embraced by coverage of the type now known as Causes of Loss - Special Form coverage, including but not limited to fire, riot and civil commotion, vandalism and malicious mischief, special extended perils (all risk) and sprinkler leakage, and against such other risks or hazards, including, without limitation, earthquake coverage, as Landlord may from time to time reasonably designate, in amounts sufficient to prevent Landlord or Tenant from becoming a co-insurer under the terms of the applicable policies, but in any event in an amount not less than the full replacement cost of the Improvements, without deduction for physical depreciation, and with not more than One Thousand Dollars ($1,000) deductible from the loss payable for any casualty. The policies of insurance carried in accordance with this paragraph shall contain a "Replacement Cost Endorsement." Such full replacement cost shall be determined from time to time, but not more frequently than once in any twelve (12) consecutive calendar months (except in the event of substantial changes or alterations to the Improvements undertaken by Tenant as permitted hereunder) upon the written request of Landlord by an appraiser, architect or contractor who shall be mutually and reasonably acceptable to Landlord and Tenant. A copy of any such determination shall promptly be sent to Landlord, and subject to the approval of such determination by Landlord, the insurance maintained in this paragraph shall be adjusted to the new full replacement cost. Said insurance shall provide for payment for loss thereunder to Landlord or, at Landlord's request, to the holder of any mortgage or deed of trust on the Premises.

                (ii) In lieu of Tenant providing the insurance described in subparagraph 11(b)(i) above, Landlord may, by notice to Tenant, from time to time elect to provide the insurance described in this subparagraph 11(b)(ii); provided, however, execution of this Lease by Landlord shall constitute notice that Landlord will provide the insurance under this subparagraph 11(b)(ii) until Landlord gives written notice to Tenant that Tenant will thereafter be required to provide the insurance described in subparagraph 11(b)(i) above. During any period that Tenant actually carries insurance under subparagraph 11(b)(i) above, Tenant shall not be obligated to reimburse Landlord for insurance obtained by Landlord under this subparagraph 11(b)(ii). The insurance which Landlord may procure with respect to the Premises under this subparagraph 11(b)(ii) shall be a policy or policies of property insurance with special form coverage endorsement attached, and any other endorsements (such as earthquake coverage) which Landlord may elect to obtain or which may be required by the holder of any fee or leasehold mortgage, which insurance coverage may be in an amount up to one hundred percent (100%) of the full insurance replacement value (replacement cost new, including debris removal and demolition) thereof. Landlord may further obtain rental abatement insurance against abatement or loss of Rent in case of fire or other casualty in an amount at least equal to the amount of the Rent payable by Tenant during one (1) year next ensuing as reasonably determined by Landlord. The premiums for the insurance carried by Landlord pursuant to this subparagraph 11(b)(ii) shall be a Reimbursable Expense for which Tenant shall reimburse Landlord in accordance with the provisions of subparagraph 5(e) above, with appropriate proration at the beginning and end of the Term.

        (c) Policies. Insurance required hereunder shall be by companies rated A/X or better in "Best's Insurance Guide" licensed to do business in the state in which the Premises are located and acceptable to Landlord and the holder of any mortgage or deed of trust on the Premises or any part or portion thereof. Tenant shall deliver to Landlord copies of policies of such insurance or certificates evidencing the existence and amounts of such insurance with loss payable clauses satisfactory to Landlord. No such policy shall be cancelable or subject to reduction of coverage or other modification except after thirty (30) days written notice to Landlord. Tenant shall, within ten (10) days prior to the expiration of such policies, furnish Landlord with renewals or "binders" thereof, or Landlord may order such insurance and charge the cost thereof to Tenant, which amount shall be payable by Tenant upon demand. Each such policy or certificate therefor issued by the insurer shall to the extent obtainable contain (i) a provision that no act or omission of Tenant which would otherwise result in forfeiture or reduction of the insurance therein provided shall affect or limit the obligation of the insurance company to pay the amount of any loss sustained and (ii) an agreement by the insurer that such policy shall not be canceled without at least thirty (30) days prior written notice by registered mail to Landlord. Tenant shall not do or permit to be done anything which shall invalidate the insurance policies referred to herein. If Tenant shall fail to procure and maintain any insurance required to be maintained by it by virtue of any provision of this paragraph, Landlord may, after five (5) days advance written notice to Tenant, but shall not be required to, procure and maintain the same, but at the expense of Tenant (provided however that in the event the insurance would lapse within such five (5) day period, Landlord may procure and maintain the insurance within such shorter period of time as may be necessary to prevent a lapse).

        (d) Waiver of Subrogation. Notwithstanding anything to the contrary contained herein, Landlord and Tenant each hereby waive any and all rights of recovery against the other, or against the partners, officers, employees, agents and representatives of the other, for loss of or damage to such waiving party or its property or the property of the other under its control to the extent that such loss or damage is insured against under any insurance policy in force at the time of such loss or damage, is required to be insured against under this Lease, or would normally be covered by all risk property insurance, without regard to the negligence or willful misconduct of the entity so released. Tenant shall, upon obtaining the policies of insurance required hereunder, give notice to the insurance carrier or carriers that the foregoing mutual waiver of right to recovery by way of subrogation is contained in this Lease.

        (e) Tenant's Contents. Tenant shall assume the risk of damage to any fixtures, goods, inventory, merchandise, equipment, furniture and leasehold improvements which remain the property of Tenant or as to which Tenant retains the right of removal from the Premises, and Landlord shall not be liable for injury to Tenant's business or any loss of income therefrom relative to such damage, except to the extent of a deductible not to exceed $100,000.00 if such damage is caused by the negligence or willful misconduct of Landlord. Tenant shall maintain the following insurance coverage with respect to such items during the Term:

                (i) Against fire, extended coverage, and vandalism and malicious mischief perils in an amount not less than ninety percent (90%) of the full replacement cost thereof;

                (ii) Broad form boiler and machinery insurance on a blanket repair and replacement basis with limits per accident not less than the replacement cost of all leasehold improvements and of all boilers, pressure vessels, air conditioning equipment, miscellaneous electrical apparatus and all other insurable objects owned or operated by the Tenant or by others (other than Landlord) on behalf of Tenant in the Premises, or relating to or serving the Premises; and;

                (iii) Business interruption insurance in such an amount as will reimburse Tenant for direct or indirect loss of earnings attributable to all such perils insured against in subparagraphs 11(e)(i) and (ii) hereinabove.

        (f) Workmen's Compensation. Tenant shall, at its own cost and expense, keep and maintain in full force and effect during the Term, a policy or policies of workmen's compensation insurance covering all Tenant's employees working in the Premises, and shall furnish Landlord with certificates thereof.

        (g) Rental Income Insurance. Tenant shall obtain and keep in force during the term of this Lease a policy of rental income insurance in an amount adequate to cover Fixed Rent, Adjustments and Reimbursable Expenses for a period of twelve (12) months, with loss payable to Landlord, which insurance shall also cover all real estate taxes and insurance costs for which Tenant is obligated hereunder during such twelve (12) month period.

        12.     Indemnity; Exemption of Landlord from Liability.

        (a) General. In addition to any other obligations of Tenant hereunder, including the obligations of Tenant to provide insurance, Tenant shall indemnify and hold Landlord harmless for, from and against any and all claims arising from Tenant's use of the Premises, or from the conduct of Tenant's business or from any activity, work or things done, permitted or suffered by Tenant in or about the Premises or elsewhere and shall further indemnify and hold Landlord harmless for, from and against any and all claims arising from any breach or default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease, or arising from any negligence of Tenant, or any of Tenant's agents, contractors, or employees, and for, from and against all costs, attorneys' fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon; and in case any action or proceeding be brought against Landlord by reason of any such claim, Tenant upon notice from Landlord shall defend the same at Tenant's expense by counsel satisfactory to Landlord; provided, however, the foregoing indemnity shall not apply to claims made as a result of the negligence or intentional misconduct of Landlord. Except where caused by the negligence or intentional misconduct of Landlord, Tenant, as a material part of the consideration to Landlord for Landlord's execution of this Lease, also hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises; hereby waives all claims in respect thereof against Landlord (except where Landlord is at fault or negligent); and agrees that all claims with respect thereto shall be made solely against any insurance carried by Tenant and/or against any other persons or entities which may be liable for such claims (except where Landlord is at fault or negligent).

         (b) Tenant's Business. In addition to any other obligation of Tenant hereunder, including any obligation of Tenant to provide insurance, Tenant hereby agrees that, except where such injury or damage is caused by the negligence of intentional misconduct of Landlord (in which case the Landlord's liability shall be limited to the owner of the Premises' ownership interest in the Premises), Landlord shall not be liable for injury to Tenant's business or any loss of income therefrom or for damage to the goods, wares, merchandise or other property of Tenant, Tenant's employees, invitees, customers, or any other person in or about the Premises, nor shall Landlord be liable for injury to the person of Tenant or Tenant's employees, agents or contractors, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause whatsoever, resulting from conditions arising upon the Premises, or from other sources or places, and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Tenant. Instead, Tenant shall seek recovery for any such injury, loss or damage solely from any insurance carried by Tenant and/or from any other persons or entities which may be liable to Tenant for such injury, loss or damage (except where Landlord is at fault or negligent).

         (c) Landlord's Indemnity. Landlord shall indemnify and hold Tenant harmless for, from and against any and all claims arising from any breach or default of Landlord under this Lease or in the performance of any obligation on Landlord's part to be performed under the terms of this Lease, or arising from any negligence of Landlord, or any of Landlord's agents, contractors, or employees, and for, from and against all costs, attorneys' fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon; and in case any action or proceeding be brought against Tenant by reason of any such claim, Landlord upon notice from Tenant shall defend the same at Landlord's expense by counsel satisfactory to Tenant; provided, however, the foregoing indemnity shall not apply to claims made as a result of the negligence or intentional misconduct of Tenant.

         13.    Damage or Destruction; Obligation to Rebuild.

         (a) Landlord's Obligation to Rebuild. If the Premises are damaged or destroyed during the Term, Landlord shall, except as hereinafter provided, diligently repair or rebuild them to substantially the condition in which they existed immediately prior to such damage or destruction; provided that any damage which is estimated in good faith by Landlord to be under Two Thousand Five Hundred Dollars ($2,500.00) shall be repaired by Tenant, and Landlord shall reimburse Tenant upon demand for expenses incurred in such repair work to the extent of any proceeds received by Landlord from extended coverage insurance maintained pursuant to paragraph 11 above.

         (b) Abatement of Rent. Rent due and payable hereunder shall be abated equitably, but only to the extent of any proceeds received by Landlord from rental income insurance maintained pursuant to paragraph 11 above, during the period commencing with such damage or destruction and ending with a substantial completion by Landlord of the work of repair or reconstruction which Landlord is obligated or undertakes to do.

         (c) Option to Terminate. If the Improvements are damaged or destroyed to the extent that Landlord determines that the same cannot, with reasonable diligence, be fully repaired or restored by Landlord within one hundred eighty (180) days after the date of the damage or destruction, the sole right of both Landlord and Tenant shall be the option to terminate this Lease as hereinafter provided; provided, however, neither Landlord nor Tenant shall have the right to terminate this Lease unless Landlord reasonably determines that the Premises cannot be so repaired or restored within such one hundred eighty (180) day period of time. Landlord shall notify Tenant of its determination, in writing, within thirty (30) days after the date of the damage or destruction. If Landlord reasonably determines that the Building, including the Premises, can be fully repaired or restored within the one hundred eighty (180) day period, or if it is determined that such repair or restoration cannot be made within said period but no party having the right to do so elects to terminate within thirty
(30) days from the date of said determination, this Lease shall remain in full force and effect and Landlord shall diligently repair and restore the damage as soon as reasonably possible.

         (d) Uninsured Casualties. Notwithstanding anything contained herein to the contrary, in the event of damage to or destruction of all or any portion of the Improvements which is not covered by insurance and, in Landlord's reasonable determination, would cost more than $100,000.00 to repair, replace or restore, Landlord may terminate this Lease by written notice to Tenant, given within thirty (30) days after the date of notice to Landlord that said damage or destruction is not so covered or that the proceeds are not available for repair of the damage or destruction. If Landlord does not elect to terminate this Lease, the Lease shall remain in full force and effect and the Improvements shall be repaired and rebuilt in accordance with the provisions for repair set forth in subparagraph 13(a) above.

         (e) Damage Near End of Term. If the Improvements are partially destroyed or damaged during the last twelve (12) months of the Term, Landlord may, at Landlord's option, cancel and terminate this Lease as of the date of occurrence of such damage by giving written notice to Tenant of Landlord's election to do so within thirty (30) days after the date of occurrence of such damage.

         (f) Tenant's Waiver. With respect to any destruction which Landlord is obligated to repair or may elect to repair under the terms of this paragraph, Tenant hereby waives all right to terminate this Lease pursuant to rights otherwise presently or hereafter accorded by the provisions of Arizona Revised Statutes Section 33-343 or other applicable laws to tenants, except as expressly otherwise provided herein.

         14.    Taxes and Assessments.

         (a) Payment. Tenant shall pay all Property Taxes (as defined below) applicable to the Premises during the Term. Each payment shall be made at least ten (10) days prior to the delinquency date of such payment; provided, however, that upon not less than twenty (20) days prior notice to Tenant, Landlord may require Tenant to pay into an impound account one-twelfth (1/12) of Landlord's estimate of annual sums due as Property Taxes, and Tenant shall thereafter pay such sums to Landlord in satisfaction of Tenant's obligations to pay such sums due as Property Taxes as additional rent and without deduction or offset on or before the first day of each and every month during which said sums are required to be impounded. Tenant shall promptly furnish Landlord with evidence satisfactory to Landlord that Property Taxes have been paid. If any Property Taxes due with respect to the Premises shall cover any period of time prior to or after the expiration of the Term, Tenant's share of such Property Taxes shall be equitably prorated to cover only the period of time within the tax fiscal year during which this Lease shall be in effect. If Tenant shall fail to pay any Property Taxes, Landlord shall have the right, but not the obligation, to pay the same, in which case Tenant shall repay such amount to Landlord with Tenant's next Rent installment. In the event Property Taxes include an assessment for which the Landlord has the option of paying such assessment in installments, Landlord shall pay such assessment over the longest permitted time period and Tenant shall only pay those portions of the assessment that become due and owing during the Term.

         (b) Definition. As used herein, the term "Property Taxes" shall include any form of general or special assessment, license fee, levy penalty, or tax (other than inheritance or estate taxes) imposed by any authority having the direct or indirect power to tax, including any city, county, state or federal government, or any school, agricultural, lighting, drainage or other improvement district, or any part or parts thereof, or against any legal or equitable interest of Landlord in the Premises or any part thereof or against Landlord's right to rent (but exclusive of taxes levied on or computed by reference to Landlord's net income, inheritance or gift or estate taxes).

         (c) Separate Assessment. If the Premises are not separately assessed, Tenant's liability shall be an equitable portion of the Property Taxes for all of the land and improvements included within the tax parcel assessed, such portion to be determined by Landlord from the respective valuations assigned in the assessor's work sheet or such other information as may be reasonably available. Landlord's reasonable determination thereof, in good faith, shall be conclusive.

         (d) Personal Property. Tenant shall pay prior to delinquency all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property contained on the Premises or elsewhere and upon any alterations or additions made pursuant to paragraph 10 above. Tenant shall cause such trade fixtures, furnishings, equipment, alterations, additions and all other personal property to be assessed and billed separately from the Premises; provided, however, that in the event they are not so separately assessed and billed to Tenant, but rather are billed to Landlord, Tenant shall reimburse Landlord the amount so billed on account thereof within ten (10) days after Landlord bills Tenant therefor.

         (e) Rent Tax. Tenant shall pay to Landlord a sum equal to the amount which Landlord is required to pay or collect by reason of any privilege tax, sales tax, gross proceeds tax, rent tax, or like tax levied, assessed or imposed by any governmental authority or subdivision thereof, upon or measured by any Rent, Reimbursable Expense, or other charges or sums required to be paid or improvements to be made by Tenant under this Lease. Such sum shall be paid simultaneously with the payment by Tenant to Landlord of the Fixed Rent or other charge to which such tax is attributable or, in the case of a tax not attributable to Fixed Rent or other charges, at such time as Landlord shall demand payment thereof. Nothing contained in this Lease shall require Tenant to pay any franchise, corporate, estate, inheritance, succession, or transfer tax of Landlord or any tax upon the net income of Landlord.

         (f) Declaration. As between the parties hereto, Tenant alone shall have the duty of attending to, making or filing any declaration, statement or report which may be provided or required by law as the basis of or in connection with the determination, equalization, reduction or payment of any Property Taxes which are to be borne or paid or which may become payable by Tenant under the provisions of this paragraph and Landlord shall not be or become responsible to Tenant therefor, nor for the contents of any such declaration, statement or report.

         (g) Project Assessments. Tenant shall pay to Landlord or the owner or manager of the Project, as Landlord may direct, prior to delinquency any and all reasonable charges, assessments, fees or other costs of any type which are due and payable by Landlord or other occupant of the Premises as a result of the inclusion of the Premises in the Project, including but not limited to those payable under any covenants, conditions, restrictions or declarations affecting the Premises.

         (h) Property Tax Challenges. Tenant shall have the right, by appropriate proceedings, to protest or contest any assessment, reassessment or allocation of Property Taxes or any change therein or any application of any Applicable Requirements to the Premises or Tenant's use thereof. Landlord shall notify Tenant in writing of any material change in Property Taxes within sufficient time to allow Tenant to review and, if it so desires, to contest or protest such change. In the contest or proceedings, Tenant may act in its own name and Landlord will, at Tenant's request and expense, cooperate with Tenant in connection with such contest. In the event that any such Property Taxes may be challenged only by Landlord, Landlord will, at Tenant's request and expense, reasonably cooperate with Tenant in considering a contest to such Property Taxes. With respect to any contesting of property taxes or Laws, Tenant shall hold Landlord and the Premises harmless from and shall indemnify Landlord from any damage arising out of such protest or contest and shall pay any judgment that may be rendered for which Tenant would otherwise be liable under this Lease without such contest or protest. Any contest conducted by Tenant under this paragraph shall be at Tenant's expense and if interest or late charges become payable as a result of such contest or protest, then Tenant shall pay the same.

         15.    Condemnation.

         (a) Rent Reduction or Lease Termination. If the Premises or any portion thereof is taken under the power of eminent domain, or sold under the threat of the exercise of said power (all of which are herein called "condemnation"), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs (the "Condemnation Date") and the Rent shall be reduced (as of the Condemnation
Date) as provided below. If (i) more than ten percent (10%) of the floor area of any building comprising the Improvements or more than twenty-five percent (25%) of the land area of the Property which is not occupied by any such building is taken by condemnation, and (ii) as a result of such taking by condemnation the balance of the Premises remaining after such condemnation is not reasonably suitable for the use to which the Premises were being put immediately prior to the condemnation, Landlord or Tenant may, at either's option, to be exercised in writing only within ten (10) days after Landlord shall have given Tenant written notice of such taking (or in the absence of such notice, within ten (10) days of the Condemnation Date) terminate this Lease as of the Condemnation Date. If neither Landlord nor Tenant terminates this Lease in accordance with the foregoing, or in the event that that portion of the Premises taken by condemnation is not sufficiently large so as to give rise to the right to terminate this Lease as above provided, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Fixed Rent shall be reduced (as of the Condemnation Date) in the proportion that the area taken by condemnation bears to the total area of the Premises. Notwithstanding the provisions of the preceding sentence, in the event the portion of the Premises so taken consists of land only and does not exceed ten percent (10%) of the total land area of the Property then Tenant shall not be entitled to any reduction of Fixed Rent as provided in the preceding sentence.

         (b) Award. Any award for the taking of all or any part of the Premises under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Landlord, whether such award shall be made as compensation for diminution in value of the leasehold or for the taking of the fee, or as severance damages; provided, however, that Tenant shall be entitled to any award specifically attributed by the condemning authority to loss or damage to Tenant's trade fixtures and removable personal property or to Tenant's relocation costs. In the event that this Lease is not terminated by reason of such condemnation, Landlord shall, to the extent of severance damages received by Landlord in connection with such condemnation and not paid to or retained by the holder of any mortgage or deed of trust on the Property or the Premises, repair any damage to the Premises caused by such condemnation except to the extent that Tenant has been reimbursed therefor by the condemning authority (in which event such reimbursement to Tenant shall also be applied to such repair). Tenant shall pay any amount in excess of such severance damages required to complete such repair; provided, however, if the severance damages are not sufficient to pay all of the repair costs and if any specific item of repair work shall be expected to have a useful life which extends beyond the term of this Lease (including the term of any options which Tenant may have the right to exercise), then Tenant shall be obligated to pay with respect to the identifiable cost of such item of repair only the portion of the total cost of such item of repair which bears the same ratio to the total cost of such item of repair as the remaining term of this Lease (as determined on the Condemnation Date and including the term of any options which the Tenant may have the right to exercise) bears to the reasonably anticipated useful life of such item of repair.

        (c) Temporary Condemnation. If the temporary use of the whole or any part of the Premises shall be taken by condemnation, the Term shall not be reduced or affected in any way, and Tenant in such event shall continue to pay in full the Rent and other charges herein reserved, without reduction or abatement, and, except to the extent that Tenant is prevented from so doing by reason of any order of the condemning authority, shall continue to perform and observe all of the other covenants, conditions and agreements of this Lease to be performed or observed by Tenant as though such taking had not occurred. In the event of any such temporary condemnation Tenant shall, so long as it is otherwise in compliance with the provisions of this Lease, be entitled to receive for itself any and all awards or payments made for such use of that portion of the Premises so taken; provided, however, that Tenant shall repair any and all damages to the Premises (whether or not covered by any award to Tenant) caused by such temporary condemnation.

        16.     Assignment and Subletting.

        (a) Consent. Tenant shall not voluntarily or by operation of law assign, transfer, mortgage, sublet, or otherwise transfer or encumber all or any part of Tenant's interest in this Lease or in the Premises without Landlord's prior written consent, which consent Landlord shall not unreasonably withhold. Landlord may, however, withhold its consent to such assignment, transfer, mortgage, subletting or other transfer or encumbrance pursuant to the preceding sentence for substantive reasons including, without limitation, those set forth in subparagraph 16(f) below. Any attempted assignment, transfer, mortgage, subletting or encumbrance without such consent shall be void and shall constitute a breach of this Lease. The consent of Landlord to any one assignment, transfer, mortgage, subletting, or encumbrance shall not be deemed to be a consent to any subsequent assignment, transfer, mortgage, subletting, or encumbrance.

        (b) Tenant's Continuing Liability. Regardless of Landlord's consent, no subletting or assignment shall alter the primary liability of Tenant to pay the Rent or release Tenant of Tenant's obligation to perform all other obligations to be performed by Tenant hereunder unless Landlord's written consent shall so specifically provide, and Landlord under no circumstances shall be obligated to release Tenant from any such liability. The acceptance of rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof.

        (c) Information. In connection with any proposed assignment or sublease, Tenant shall submit to Landlord in writing:

                (i) The name and address of the proposed assignee or sublessee;

                (ii) Such information as to the financial responsibility and standing of said assignee or sublessee as Landlord may reasonably require;

                (iii)  The type of use proposed for the Premises; and

                (iv) All of the terms and conditions upon which the proposed assignment or subletting is to be made.

        (d) Acceptance of Performance. Landlord may accept Rent or performance of Tenant's obligations from any person other than Tenant pending approval or disapproval of an assignment. Neither a delay in the approval or disapproval of such assignment nor the acceptance of Rent or of performance shall constitute a waiver or estoppel of Landlord's right to exercise its remedies for Tenant's default.

        (e) Landlord's Recapture Rights. At any time prior to ten (10) business days after Landlord's receipt of all (but not less than all) of the information and documents described in subparagraph 16(c) above, Landlord may, at its option by written notice to Tenant, elect to: (a) sublease the Premises or the portion thereof proposed to be sublet by Tenant upon the same terms as those offered to the proposed subtenant; (b) take an assignment of the Lease upon the same terms as those offered to the proposed assignee; or (c) in the event that any portion of the

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

Premises is proposed to be subleased or assigned for the remainder of the Term, terminate the Lease as to the portion of the Premises proposed to be assigned or sublet, with a proportionate adjustment in the Rent payable hereunder if the Lease is terminated as to less than all of the Premises. If Landlord does not exercise any of the options described in the preceding sentence, then, during the ten (10) business day period after Landlord's receipt of all of the information and documents described in subparagraph 16(c), Landlord shall either consent or deny its consent to the proposed assignment or subletting. Failure to deny consent during such ten (10) day period shall be deemed consent.

        (f) Standards. Landlord's consent to a proposed assignment or subletting shall be deemed reasonably withheld if, in Landlord's good faith and reasonably exercised judgment: (i) the proposed assignee or subtenant, in conjunction with the financial responsibility of Tenant hereunder, does not have the financial strength to perform its obligations under this Lease or any proposed sublease; (ii) the proposed assignee or sublessee intends to use any part of the Premises for a purpose not permitted under this Lease; (iii) the proposed assignee or sublessee is disreputable; (iv) either the proposed assignee or sublessee, or any person which directly or indirectly controls, is controlled by, or is under common control with the proposed assignee or sublessee, occupies space in the Building or the Project which is owned or managed by Hewson Properties, Inc. or The Guardian Life Insurance Company of America (collectively "Hewson") or an entity controlled by Hewson, or is negotiating with Landlord to lease space in the Building or the Project which is owned or managed by Hewson or an entity controlled by Hewson; (v) the use of the Premises or the Building by the proposed assignee or sublessee would, in Landlord's reasonable judgment, require material alterations to the Building to comply with applicable laws or which would impact the Building in a material and adverse manner; (vi) the proposed assignee or sublessee is a government (or agency or instrumentality thereof); or (vii) Tenant has failed to cure a default at the time Tenant requests consent to the proposed assignment or subletting.

        (g) Excess Sublease Rental. If for any sublease or assignment, Tenant receives rent or other consideration in lieu of rent either initially, or over the Term of the sublease or assignment in excess of the Fixed Rent, Adjustments and additional rent called for hereunder (or, in the case of the sublease or assignment of a portion of the Premises, in excess of such Fixed Rent, Adjustments and additional rent fairly allocable to such portion), excluding from such excess, without limitation, any consideration paid for Tenant's stock, assets or business in any transaction contemplated in subparagraph 16(i) hereof, or any amounts reasonably paid to Tenant for rent or purchase of Tenant's assets, or recovery by Tenant of any amounts paid by Tenant for alterations or improvements that are not Tenant Improvements (such excess collectively "Bonus Rent"), Tenant shall pay to Landlord, at the same time as Fixed Rent is due hereunder, fifty percent (50%) of such Bonus Rent to the extent actually received by Tenant; provided, however, that Tenant shall first be permitted to subtract from such Bonus Rent Tenant's reasonable costs incurred in subleasing all or any portion of the Premises or assigning this Lease, including broker's commissions, attorneys' fees and costs for any improvements installed at Tenant's cost for such sublessee or assignee.

        (h) Release. Whenever Landlord conveys its interest in the Premises, Landlord shall be automatically released from the further performance of covenants on the part of Landlord herein contained, and from any and all further liability, obligations, costs and expenses, demands, causes of action, claims or judgments arising from or growing out of, or connected with this Lease after the effective date of said release. The effective date of said release shall be the date the assignee executes an assumption of such an assignment whereby the assignee expressly agrees to assume all of Landlord's obligations, duties, responsibilities and liabilities with respect to this Lease. If requested, Tenant shall execute a form of release and such other documentation as may be required to effect the provisions of this paragraph.

        (i) Controlled Entity. Notwithstanding the provisions of this paragraph 16, Tenant may assign or sublet the Premises, or any portion thereof, without Landlord's consent, after written notice to Landlord, to any entity which controls, is controlled by, or is under common ownership with Tenant, or to any entity resulting from the merger or consolidation with Tenant, or to any person or entity which acquires all the assets of Tenant as a going concern of the business that is being conducted on the Premises or all or any controlling portion of the stock of Tenant, provided that said assignee assumes, in full, the obligations of Tenant under this Lease. Any such assignment shall not, in any way, affect or limit the liability of Tenant under the terms of this Lease even if after such assignment or subletting the terms of this Lease are materially changed or altered without the consent of Tenant, the consent of whom shall not be necessary for such change or alteration.

        (j) Transfer Fee and Attorneys' Fees. In the event that Landlord shall be requested to consent to a sublease or assignment under subparagraph (a) above, Tenant shall, as a condition to Landlord's obligation to consider such request: (i) pay to Landlord a non-refundable transfer fee in the amount of $1,000.00 to compensate Landlord for its administrative expenses and (ii) pay to Landlord the amount of $1,000.00 as an advance against Landlord's reasonable attorneys' fees. The advance against attorneys' fees is only an estimate, and if Landlord's reasonable attorneys' fees are less than the advance, the balance shall be returned to Tenant, and if the reasonable attorneys' fees are greater than the advance, Tenant shall pay such additional amount from time to time during the course of the negotiations as a condition to Landlord's obligation to continue to consider the request and/or to grant its consent.

        (k) Additional Terms and Conditions Applicable to Subletting. The following terms and conditions shall apply to any subletting by Tenant of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

                (i) Tenant hereby assigns and transfers to Landlord all of Tenant's interest in all rent and other sums payable on any sublease, and Landlord may collect such rent and other sums and apply same toward Tenant's obligations under this Lease; provided, however, that until a default shall occur in the performance of Tenant's obligations, Tenant may collect said rent and other sums. Landlord shall not, by reason of the foregoing or any assignment of such sublease, nor by reason of the collection of rent and other sums be deemed liable to the sublessee for any failure of Tenant to perform and comply with any of Tenant's obligations to such sublessee. Tenant hereby irrevocably authorizes and directs any such sublessee, upon receipt of a written notice from Landlord stating that a default exists in the performance of Tenant's obligations under this Lease, to pay to Landlord all rent and other sums due and to become due under the sublease. Sublessee may rely upon any such notice from Landlord and shall pay all rents and other sums to Landlord without any obligation to inquire as to whether such default exists, notwithstanding any claim from Tenant to the contrary.

                (ii) In the event of a default by Tenant, Landlord may, at its option, require the sublessee to attorn to Landlord, in which event Landlord shall undertake the obligations of the sublessor under such sublease from the time of the exercise of said option to the expiration of such sublease; provided, however, Landlord shall not be liable for any prepaid rents or security deposit paid by such sublessee to such sublessor or for any prior defaults or breaches of such sublessor.

                (iii) Any matter requiring the consent of the sublessor under a sublease shall also require the consent of Landlord.

                (iv) No sublessee shall further assign or sublet all or any part of the premises without Landlord's prior written consent.

                (v) Landlord may deliver a copy of any notice of default by Tenant to the sublessee and shall have the right, but not the obligation, to accept the cure of the default of Tenant. The sublessee shall have a right of reimbursement and offset from and against Tenant for any such defaults cured by the sublessee.

        (l) Injunctive Relief. Tenant's remedy for any breach of this paragraph 16 by the Landlord shall be limited to injunctive relief without the right to recover damages of any type, compensatory or otherwise, for such breach.

        17.     Defaults; Remedies.

        (a) Defaults. The occurrence of any one or more of the following events shall constitute a material default and material breach of this Lease by
Tenant:

                (i)     The abandonment of the Premises by Tenant;

                (ii) The failure by Tenant to make any payment of Rent or any other payment required to be made by Tenant hereunder, as and when due, where such failure shall continue for a period of three (3) business days after written notice thereof from Landlord to Tenant, delivered in accordance with the overnight delivery provision set forth in subparagraph 18(h)(iii) hereof;

                (iii) The failure by Tenant to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Tenant, other than those described in subparagraph (ii) above, where such failure shall continue for a period of ten (10) days after written notice thereof from Landlord to Tenant; provided, however, that if the nature of Tenant's default is such that it is capable of being cured but more than ten (10) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within such ten (10) day period and thereafter diligently prosecutes such cure to completion; or

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

                (iv) The making by Tenant of any general assignment for the benefit of creditors, the filing by or against Tenant of a petition for order of relief in bankruptcy for the purpose of bankruptcy liquidation or reorganization under any law relating to bankruptcy whether now existing or hereafter enacted (including, without limitation, any petition filed by or against Tenant under any one or more of the following Chapters of the Bankruptcy Reform Act of 1978, 11 U.S.C.(S)(S)101-1330 ("Bankruptcy Code") as amended: Chapter 7 or Chapter 9 or Chapter 11 or Chapter 12 or Chapter 13) except that, in the case of a filing against Tenant of such a petition, such filing shall not be a default if the petition is dismissed or discharged on or before sixty (60) days after the filing thereof; the appointment of a trustee or receiver to take possession of all or substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within sixty (60) days; or the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged within sixty (60) days. Unless Landlord's express written consent thereto is first obtained, in no event shall this Lease, or any interest herein or hereunder or any estate created hereby, be assigned or assignable by operation of law or by, in or under voluntary or involuntary bankruptcy liquidation or reorganization proceedings or otherwise and in no event shall this Lease or any rights or privileges hereunder be an asset of Tenant under any bankruptcy liquidation or reorganization proceedings. Any purported assignment or transfer in violation of the provisions of this subparagraph (iv) shall constitute a material default and breach of this Lease by Tenant and in connection with any such default and breach Landlord shall have the rights and remedies described in subparagraph
        (b) below, including, without limitation, the election to terminate this Lease. As used in this subparagraph (iv) the words "bankruptcy liquidation or reorganization proceedings" shall include any proceedings under any law relating to bankruptcy whether now existing or hereafter enacted (including, without limitation, proceedings under any one or more of the Bankruptcy Code as amended: Chapter 7 or Chapter 9 or Chapter 11 or Chapter 12 or Chapter 13).

        (b)     Remedies.

                (i) In the event of any default and breach by Tenant of any of its obligations under this Lease and notwithstanding the abandonment of the Premises by Tenant, this Lease shall continue in effect so long as Landlord does not expressly terminate Tenant's right to possession in any of the manners specified in this paragraph and Landlord may, at Landlord's option and without limiting Landlord in the exercise of any other rights or remedies which it may have by reason of such default and breach, exercise all of its rights and remedies hereunder, including, without limitation:

                        (A) The right to declare the Term ended and to reenter the Premises and take possession thereof and remove all persons therefrom, and Tenant shall have no further claim in or to the Premises or under this Lease; or

                        (B) The right without declaring this Lease ended to reenter the Premises, take possession thereof, remove all persons therefrom and occupy or lease the whole or any part thereof for and on account of Tenant and upon such terms and conditions and for such rent as Landlord may deem proper and to collect such rent or any other rent that may hereafter become payable and apply the same as provided in subparagraph (ii) below; or

                        (C) The right, even though Landlord may have relet the Premises or brought an action to collect Rent and other charges without terminating this Lease, to thereafter elect to terminate this Lease and all of the rights of Tenant in or to the Premises; or

                        (D) The right, without terminating this Lease, to bring an action or actions to collect Rent and other charges hereunder which are from time to time past due and unpaid or to enforce any other provisions of this Lease imposing obligations on Tenant, it being understood that the bringing of any such action or actions shall not terminate this Lease unless written notice of termination is given.

                (ii) Should Landlord relet the Premises under the provisions of subparagraph (b)(i)(B) above, Landlord may execute any lease either in its own name or in the name of Tenant, but Tenant hereunder shall have no right or authority whatever to collect any rent from the new tenant. The proceeds of any such reletting shall first be applied to the payment of the costs and expenses of reletting the Premises, including without limitation, reasonable brokerage commissions and alterations and repairs which Landlord, in its sole discretion, deems reasonably necessary and advisable and to the payment of reasonable attorneys' fees incurred by Landlord in connection with the Tenant's default, the retaking of the Premises and such reletting and, second, to the payment of any indebtedness, other than Rent, due hereunder, including, without limitation, storage charges owing from Tenant to Landlord. When such costs and expenses of reletting have been paid, and if there is no such indebtedness or such indebtedness has been paid, Tenant shall be entitled to a credit for the net amount of rental received from such reletting each month during the unexpired balance of the Term, and Tenant shall pay Landlord monthly on the first day of each month as specified herein such sums as may be required to make up the rentals provided for in this Lease. Notwithstanding anything to the contrary herein, Landlord shall have the obligation to act reasonably to mitigate its damages.

                (iii) Should Landlord elect to terminate this Lease under the provisions of subparagraphs (b)(i)(A) or (C) above, Landlord shall be entitled to recover immediately from Tenant (in addition to any other amounts recoverable by Landlord as provided by law), the following amounts:

                        (A) The worth at the time of award of the unpaid rent which had been earned at the time of termination;

                        (B) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided;

                        (C) The worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; and

                        (D) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under the Lease or which in the ordinary course of things would be likely to result therefrom.

        For purposes of computing "the worth at the time of the award" of the amount specified in subparagraph (b)(iii)(C) above, such amount shall be discounted at the discount rate of the Federal Reserve Bank of San Francisco at the time of award. For purposes of computing "the worth at the time of the award" under subparagraphs (b)(iii)(A) and (b)(iii)(B) above, an interest rate of ten percent (10%) per annum shall be utilized.

                (iv) If Landlord shall elect to reenter the Premises as provided above, Landlord shall not be liable for damages by reason of any reentry unless caused by Landlord's willful misconduct or negligence. Except to the extent caused by Landlord's willful misconduct or negligence, Tenant hereby waives all claims and demands against Landlord for damages or loss arising out of or in connection with any reentering and taking possession of the Premises and waives all claims for damages or loss arising out of or in connection with any destruction of or damage to the Premises, or for any loss of property belonging to Tenant or to any other person, firm or corporation which may be in or upon the Premises at the time of such reentry.

                (v) Landlord shall not be deemed to have terminated this Lease, Tenant's right to possession of the Premises or the liability of Tenant to pay Rent thereafter to accrue or its liability for damages under any of the provisions hereof by any reentry hereunder or by any action in unlawful detainer or otherwise to obtain possession of the Premises, unless Landlord shall notify Tenant in writing that Landlord has so elected to terminate this Lease. Tenant agrees that the service by Landlord of any notice pursuant to the unlawful detainer statutes or comparable statutes of the state or locality in which the Premises are located and the surrender of possession pursuant to such notice shall not (unless Landlord elects to the contrary at the time of or at any time subsequent to the service of such notice and such election shall be evidenced by a written notice to Tenant) be deemed to be a termination of this Lease or of Tenant's obligations hereunder. No reentry or reletting under this paragraph shall be deemed to constitute a surrender or termination of this Lease, or of any of the rights, options, elections, powers and remedies reserved by Landlord hereunder, or a release of Tenant from any of its obligations hereunder, unless Landlord shall specifically notify Tenant, in writing, to that effect. No such reletting shall preclude Landlord from thereafter at any time terminating this Lease as herein provided.

                (vi) All fixtures, furnishings, goods, equipment, chattels or other personal property of Tenant remaining on the Premises at the time that Landlord takes possession thereof may at Landlord's election be stored at Tenant's expense or sold or otherwise disposed of by Landlord in any manner permitted by applicable law.

                (vii) All rights, options, elections, powers and remedies of Landlord under the provisions of this Lease are cumulative of each other and of every other right, option, election, power or remedy which Landlord may otherwise have at law or in equity and all or any of which Landlord is hereby authorized to exercise. The exercise of one or more rights, options, elections, powers or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies Landlord may have upon a breach and default under this Lease and shall not be deemed to be a waiver of Landlord's rights or remedies thereupon or to be a release of Tenant from Tenant's obligations thereon unless such waiver or release is expressed in writing and signed by Landlord.

                (viii) In the event of the exercise by Landlord of any one or more of its rights and remedies hereunder, Tenant hereby expressly waives any and all rights of redemption, if any, granted by or under any present or future laws.

        (c) Late Charges. Tenant hereby acknowledges that late payment by Tenant to Landlord of Rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee within ten (10) days after such amount shall be due, Tenant shall pay to Landlord a late charge equal to ten percent (10%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

        (d) Payment or Performance by Landlord. Landlord may, at Landlord's option and without any obligation to do so, after ten (10) days advance written notice to Tenant (except in the case of an emergency), pay any sum or do any act which Tenant has failed to pay or do at the time Tenant was obligated to make such payment or perform such act and Landlord shall be entitled to recover from Tenant, upon demand, all reasonable sums expended by Landlord in making such payment or performing such act, together with interest thereon at the rate provided in subparagraph 18(d) from the date of expenditure until repaid by Tenant. Such sum and interest shall be deemed additional rent under this Lease.

        (e) Landlord's Default. Except as set forth in subparagraph 8(c), and subject to subparagraph 12(b), and otherwise notwithstanding anything to the contrary herein, in the event Landlord fails to perform any of its obligations under this Lease and (except in the case of emergency posing an immediate threat to persons or property, in which case no prior notice shall be required) fails to cure such default within thirty (30) days after written notice from Tenant specifying the nature of such default, where such default could reasonably be cured within said thirty (30) day period, and thereafter continuously with due diligence prosecute such cure to completion where such default could not be reasonably cured within said thirty (30) day period, then Tenant may: (i) proceed in equity or at law to compel Landlord to perform its obligations and/or to recover actual damages (but not incidental or consequential damages or lost profits) proximately caused by such failure to perform, or (ii) cure any default of Landlord (which Landlord has failed to cure as above provided) at Landlord's cost and deduct the cost of such cure from Rent (which deduction shall in no event exceed $2000.00 per event of default) but in no event shall Tenant deduct any such costs more than three (3) times in any twelve (12) month period.

     18.  Miscellaneous.

     (a)  Estoppel Certificate.

          (i) Tenant shall at any time upon not less than ten (10) days prior written notice from Landlord execute, acknowledge, and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the Rent and other charges are paid in advance, if any, and acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed, and to such other matters as Landlord shall reasonably request. Any such statement may be conclusively relied upon by any person to whom it shall be delivered by Landlord including any prospective purchaser or encumbrancer of the Premises, the Building, the Property, or any part thereof.

          (ii) Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant that this Lease is in full force and effect, without modification except as may be represented by Landlord; that there are no uncured defaults in Landlord's performance; and that not more than one month's Rent has been paid in advance.

          (iii) If Landlord desires to sell, finance or refinance the Premises, the Building, the Property, or any part thereof, Tenant hereby agrees to deliver to any prospective buyer or lender designated by Landlord such financial statements of Tenant as may be reasonably required by such prospective buyer or lender. Such statements shall include the past three years financial statements of Tenant. All such financial statements shall be received by Landlord in confidence and shall be used only for the purposes herein set forth.

     (b) Landlord's Liability. The term "Landlord" as used herein shall mean only the owner or owners at the time in question of the fee title (or the lessee's interest in any ground or master lease) to the Premises and in the event of any transfer of such title, Landlord herein named (and in case of any subsequent transfers, the then grantor) shall be relieved from and after the date of such transfer of all liability as respects Landlord's obligations thereafter to be performed, provided that any funds in the hands of Landlord or the then grantor at the time of such transfer in which Tenant has an interest shall be delivered to the grantee. The obligations contained in this Lease to be performed by Landlord shall, subject as aforesaid, be binding on Landlord's successors and assigns only to the extent existing during their respective periods of ownership.

        (c) Construction. Paragraph captions are solely for the convenience of the parties and shall not be deemed to or be used to define, construe, or limit the terms hereof. As used in this Lease, the masculine, feminine and neuter genders shall be deemed to include the others, and the singular number shall be deemed to include the plural, whenever the context so requires. The invalidity of any provisions of this Lease as determined by a court of competent jurisdiction shall in no way affect the validity of any other provision hereof. This Lease shall be governed by the laws of the state in which the Premises are located.

        (d) Interest on Past-Due Obligations. Except as expressly herein provided, any amount due to Landlord or Tenant not paid when due shall bear interest at the lesser of (i) eighteen percent (18%) per annum or (ii) the maximum rate permitted by law, from the date due until the date such amount is paid. Payment of such interest shall be made when such amount is paid. Payment of such interest shall not excuse or cure any default by Tenant under this Lease.

        (e) Time of Essence. Time is of the essence of this Lease and all of the covenants and obligations hereof.

        (f) Counterparts. This Lease may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same Lease.

        (g) Incorporation of Prior Agreements; Amendments. This Lease contains all agreements of the parties with respect to any matter mentioned herein. No prior agreement or understanding pertaining to any such matter shall be effective. This Lease may be modified in writing only, which writing shall be signed by the parties in interest at the time of the modification.

        (h) Notices. Any notices, approvals, agreements, certificates, other documents or communications between the parties hereto required or permitted under this Lease shall be in writing. Any such communications shall be deemed to have been duly given or served (i) that same day if delivered in hand by 5:00 p.m., (ii) the second business day after deposit in the United States mail, certified or registered, postage and fees prepaid, return receipt requested, or
(iii) the next business day after deposit with a reputable overnight courier service, addressed to the parties at the addresses set forth in paragraph 1 of this Lease. The address to which any such communications shall be sent may be changed by either party hereto from time to time by a notice mailed as aforesaid.

        (i) Waivers. No waiver by Landlord of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by Tenant of the same or any other provision. Landlord's consent to or approval of any act shall not be deemed to render unnecessary the obtaining of Landlord's consent to or approval of any subsequent act by Tenant. The acceptance of Rent hereunder by Landlord shall not be a waiver of any preceding breach by Tenant of any provision hereof, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such Rent.

        (j) Recording. Tenant shall not record this Lease without Landlord's prior written consent and such recordation shall, at the option of Landlord, constitute a noncurable default of Tenant hereunder. Landlord and Tenant shall, upon the request of either party, execute, acknowledge and deliver to the other a "short form" memorandum of this Lease for recording purposes.

        (k) Holding Over. If Tenant remains in possession of the Premises or any part thereof after the expiration of the Term or sooner termination of this Lease with or without the express written consent of Landlord and without executing a new lease, such occupancy shall be construed as a tenancy from month-to-month at a rental equal to one hundred forty percent (140%) of the last monthly Rent plus all other charges payable hereunder, and upon all the terms hereof insofar as the same are applicable to a month-to-month tenancy. Tenant shall not hold over, and nothing contained in this subparagraph shall be construed to grant Tenant the right to hold over without the express written consent of Landlord.

        (l) Covenants and Conditions. Each provision of this Lease performable by Tenant shall be deemed both a covenant and a condition.

        (m) Binding Effect. Subject to any provisions hereof restricting assignment or subletting by Tenant and subject to the provision of subparagraph
(b) above, this Lease shall bind the parties and their personal representatives, successors and assigns.

        (n)    Subordination.

               (i) This Lease, at Landlord's option, shall be subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation for security now or hereafter placed upon the Premises, the Building or the Property, or any part or parts thereof, and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. If any present or future mortgagee, trustee or ground lessor shall at any time elect to have this Lease prior to the lien of its mortgage, deed of trust or ground lease, and written notice of such election shall be given to Tenant, this Lease shall be deemed prior to such mortgage, deed of trust, or ground lease, whether this Lease is dated prior or subsequent to the date of said mortgage, deed of trust or ground lease or the date of recording thereof.

               (ii) Tenant agrees to execute any documents required to effectuate such subordination or to make this Lease prior to the lien of any mortgage, deed of trust or ground lease, as the case may be, and failing to do so within ten (10) days after written demand, does hereby make, constitute and irrevocably appoint Landlord as Tenant's attorney in fact and in Tenant's name, place and stead, to do so.

Notwithstanding anything to the contrary herein, this Lease shall not be subject or subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation for security now or hereafter placed upon the Premises, the Building or the Project, or any part or parts thereof, and to any advances made on the security thereof and to any renewals, modifications, consolidations, replacements or extensions thereof, nor shall Tenant be required to execute any documents subordinating this Lease, unless the ground lessor, lender or other holder of the interest to which this Lease shall be subordinated contemporaneously executes a recognition and non-disturbance agreement which (x) provides that this Lease shall not be terminated so long as Tenant is not in default under this Lease, and (y) recognizes all of Tenant's rights hereunder, except that such successor to Landlord's interest shall not be:

               (I) Liable for any act or omission of any prior landlord (including Landlord), excluding, however, any ongoing repair, maintenance and replacement obligations of any prior landlord (including Landlord);
               (II) Bound by any rent or additional rent or advance rent that Tenant might have paid for more than the current month to any prior landlord (including Landlord) and all such rent shall remain due and owing notwithstanding such advance payment;
               (III) Bound by any amendment or modification of the Lease which would decrease Tenant's monetary obligations hereunder made without its consent and written approval; or
               (IV) Bound to commence or complete any construction or to make any contribution toward construction or installation of any improvements upon the Premises required under the Lease or any expansion or rehabilitation of existing improvements thereon, or for restoration of improvements following any casualty not required to be insured under the Lease or for the costs of any restoration in excess of any proceeds recovered under any insurance required to be carried under the Lease.

        (o) Attorneys' Fee. If either party brings an action to enforce the terms hereof or declare rights under this Lease, the prevailing party in the final adjudication of any such action, on trial or appeal, shall be entitled to its costs and expenses of suit, including, without limitation, its actual attorneys' fees, to be paid by the losing party as fixed by the court. In any situation in which a dispute is settled other than by action or proceeding, Tenant shall pay all Landlord's costs and attorneys' fees relating thereto.

        (p) Landlord's Access. Upon twenty-four (24) hour advance telephonic or written notice to Tenant (except in case of an emergency when no such notice shall be required), and subject to Tenant's reasonable security requirements, Landlord and Landlord's agents shall have the right to enter the Premises at reasonable times for the purpose of inspecting the same, showing the same to prospective purchasers or lenders, and making such alterations, repairs, improvements or additions to the Premises or the improvements as Landlord may deem necessary or desirable. Landlord may at any time place on or about the Premises any ordinary "For Sale" signs and Landlord may at any time during the last one hundred twenty (120) days of the Term place on or about the Premises any ordinary "For Lease" signs, all without rebate of rent or liability to Tenant.

        (q) Auctions. Tenant shall not conduct any auction on the Premises without Landlord's prior written consent.

        (r) Merger. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Landlord, terminate all or any existing subtenancies or may, at the option of Landlord, operate as an assignment to

Landlord of any or all of such subtenancies. During any period while Tenant is in default under this Lease, Landlord, in addition to any other rights and remedies it may have under this Lease, shall have the right to collect directly from any subtenant all rentals owing to Tenant under any subtenancy and to apply such rentals to any amounts owing to Landlord by Tenant and the payment of such amounts by the subtenant directly to Landlord shall not be a default under the subtenancy.

        (s) Joint and Several Liability. Each party signing this Lease as Tenant shall be jointly and severally liable for the failure on the part of Tenant to pay any sums due under the terms of this Lease or for the breach by Tenant or any of the covenants or obligations of Tenant contained herein.

        (t) Individual Liability. The obligations of Landlord under this Lease do not constitute personal obligations of the individual partners, directors, officers, or shareholders of Landlord, and Tenant shall look solely to the real estate that is the subject of this Lease and to no other assets of Landlord for satisfaction of any liability in respect of this Lease and will not seek recourse against the individual partners, directors, officers or shareholders of Landlord or any of their personal assets for such satisfaction.

        (u) Attornment. Tenant shall, in the event any proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale under any mortgage or deed of trust made by the Landlord, its successors or assigns, encumbering the Premises, or any part thereof, or in the event of termination of the ground lease, if any, and if so requested, attorn to the purchaser upon such foreclosure or sale or upon any grant of a deed in lieu of foreclosure and shall recognize such purchaser as the Landlord under this Lease. However, such purchaser shall not: (i) be liable for any act or omission of any prior landlord or with respect to events occurring prior to the time such purchaser acquired ownership of the Premises (excluding, however, any ongoing services, maintenance, restoration and repair obligations of Landlord); (ii) be subject to any offsets or defenses which the Tenant might have against any prior landlord; or (iii) be bound by prepayment of more than one month's Rent.

        (v) Lenders Right to Cure. Tenant agrees to give the holder of any mortgage or trust deed encumbering the Premises, by registered mail, a copy of any notice of default or nonperformance served upon Landlord, provided that prior to such notice, Tenant has been notified in writing (by way of Assignment of Rents and Leases or otherwise) of the address of such mortgagee or trust deed holder. Tenant further agrees that Landlord shall not be in default under this Lease unless (i) Tenant has given a written notice to Landlord stating that Landlord has failed to perform Landlord's obligations under this Lease and (ii) specifying with particularity the obligations which Landlord has failed to perform, and Landlord thereafter fails to perform any of its obligations so specified within a reasonable time after Landlord's receipt of such notice. If Landlord shall fail to cure such nonperformance in a timely manner, then such mortgagee or trust deed holder shall have an additional thirty (30) days within which to cure the default, or, if such default cannot be cured within that time, then such additional time as may be necessary if within such thirty (30) days such mortgagee or trust deed holder has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings, if necessary to effect such cure), in which event this Lease shall not be terminated by Tenant while such remedies are being so diligently pursued.

        (w) Revisions to Lease. Tenant hereby agrees to make any reasonable revisions to this Lease which may be required in good faith by a bona fide construction, interim or permanent lender in connection with the financing of the Premises.

        (x) Administrative Charge. In addition to Fixed Rent, Adjustments and other charges hereunder, Tenant shall pay to Landlord an overall administrative charge of five percent (5%) of any charge which is Tenant's responsibility to pay, is not paid by Tenant as required hereunder, and which Landlord pays on behalf of Tenant and for which Landlord subsequently bills Tenant.

        (y) Reasonable Expenditures. Any expenditure by a party permitted or required under the Lease, for which such party is entitled to demand and does demand reimbursement from the other party, shall be limited to the fair market value of the goods and services involved, shall be reasonably incurred, and shall be substantiated by documentary evidence available for inspection and review by the other party or its representative during normal business hours.

        19.    Toxic Materials.

        (a)    Definitions.

               (i) As used in this Lease, the term "Hazardous Material[s]" means any oil, flammable items, explosives, radioactive materials, hazardous or toxic substances, material or waste or related materials including, without limitation, any substances that pose a hazard to the Premises or to persons on or about the Premises and any substances defined as or included in the definition of "hazardous substance," "hazardous waste," "hazardous material," "toxic substance," "extremely hazardous waste," "restricted hazardous waste" or words of similar import, now or subsequently regulated in any way under applicable federal, state or local laws or regulations, including without limitation, petroleum-based products, paints, solvents, lead, cyanide, DDT, printing inks, acids, pesticides, ammonia compounds and other chemical products, asbestos, PCBs, urea formaldehyde foam insulation, transformers or other equipment containing dielectric fluid, levels of polychlorinated biphenyls, or radon gas, and similar compounds, and including any different products and materials which are subsequently found to have adverse effects on the environment or the health and safety of persons.

               (ii) As used herein, the term "Environmental Law[s]" means any one or all of the following: the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act of 1986 (42 U.S.C.(S)(S) 9601 et
                                                                         --
        seq.); the Resource Conservation and Recovery Act as amended (42
        ---
        U.S.C.(S)(S) 6901 et seq.); the Safe Drinking Water Act as amended (42
                          -- ---
        U.S.C.(S)(S) 300f et seq.); the Clean Water Act as amended (33
                          -- ---
        U.S.C.(S)(S) 1251 et seq.); the Clean Air Act as amended (42
                          -- ---
        U.S.C.(S)(S) 7401 et seq.); the Toxic Substances Control Act as amended
                          -- ---
        (15 U.S.C.(S)(S) 136 et seq.); the Solid Waste Disposal Act as amended
                             -- ---
        (42 U.S.C.(S)(S) 3251 et seq.); the Hazardous Materials Transportation
                              -- ---
        Act (49 U.S.C.(S)(S)1801 et seq.); the regulations promulgated under any
                                 -- ---
        of the foregoing; and all other laws, regulations, ordinances, standards, policies, and guidelines now in effect or hereinafter enacted by any governmental entity (whether local, state or federal) having jurisdiction or regulatory authority over the Premises or the Project or over activities conducted therein and which deal with the regulation or protection of human health, industrial hygiene or the environment, including the soil, subsurface soil, ambient air, groundwater, surface water, and land use.

               (iii) As used herein, the term "Environmental Activity[ies]" means any generation, manufacture, production, pumping, bringing upon, use, storage, treatment, release, discharge, escaping, emitting, leaching, disposal or transportation of Hazardous Materials.

        (b) Prohibition on Hazardous Materials. Except as specifically provided in subparagraph (c) below, Tenant shall not cause or permit any Environmental Activities in, on or about the Premises by Tenant or Tenant's agents, employees, contractors, assignees, sublessees or invitees (hereinafter cumulatively referred to as "Tenant's Agents") without the prior written consent of Landlord. Landlord shall be entitled to take into account such factors or facts as Landlord may reasonably determine to be relevant in determining whether to consent to Tenant's proposed Environmental Activity and Landlord may attach conditions to any such consent if such conditions are reasonably necessary to protect Landlord's interests in avoiding potential liability upon Landlord or damage to Landlord's property arising from any Environmental Activity by Tenant or Tenant's Agents. In no event shall Landlord be required to consent to the installation or use of any underground storage tanks on the Premises.

        (c) Exception to Prohibition. Notwithstanding the prohibition set forth in subparagraph (b) above, but subject to Tenant's covenant to comply with all Environmental Laws and with the other provisions of this paragraph 19, Tenant may bring upon, keep and use in the Improvements (but not outside the Improvements) (i) general office supplies typically used in an office or warehouse in the ordinary course of business, such as copier toner, liquid paper, glue, ink and janitorial supplies, so long as such supplies are used in the manner for which they were designed and in such amounts as may be normal for the business operations conducted by Tenant in the Premises, (ii) those Hazardous Materials, if any, described on Exhibit D attached hereto and by this reference made a part hereof so long as Tenant has delivered to Landlord a description of the handling, storage, use and disposal procedures to be utilized by Tenant with respect thereto and (iii) any other Hazardous Materials so long as Tenant provides Landlord with (x) a list of such Hazardous Materials, (y) a copy of all applications, plans or permits submitted by Tenant to the fire department, or any other state, local or federal agency or department, which copies shall be submitted to Landlord at the same time as their submission to the fire department, or any other state, local or federal agency or department; and (z) a copy of all approvals received from the fire department, or any other state, local or federal agency or department, for use of such Hazardous Materials (if required) and copies of all permits issued by the fire department, or any other state, local or federal agency or department, for the use of such Hazardous Materials (if required) within twenty-four (24) hours following the receipt of any such approval or the issuance of any such permit.

        (d) Compliance with Environmental Laws. Tenant shall keep and maintain the Premises in compliance with, and shall not cause or permit the Premises to be in violation of, any Environmental Laws (except to the extent that such non-compliance or violation (x) exists on the Premises as of the Commencement Date or results from Hazardous Materials brought onto the Premises by Landlord or its agents or representatives, or (y) results from migration of contamination to the Premises from other properties). All Tenant's activities at the Premises shall be in accordance with all Environmental Laws. Additionally, Tenant shall obtain any and all necessary permits for Tenant's activities at the Premises. Tenant's obligations and liabilities under this paragraph 19 shall continue so long as Landlord bears or may bear any liability or responsibility under the Environmental Laws for any action that occurs on the Premises during the term of this Lease and so long as Landlord's interest in the Premises may be adversely affected.

        (e) Environmental Notices. Tenant shall immediately notify Landlord of, and upon Landlord's request shall provide Landlord with copies of, the following:

               (i) Notices of violation (including notices of any potential violation, or any event which, if left uncured, could result in a violation), notices to comply and citations;

               (ii) Any Hazardous Materials Business Plans or similar filings and copies of any environmental assessments of the Premises;

               (iii) All material permits and permit applications under Environmental Laws;

               (iv) Any material change in Tenant's operations on the Premises that will change or has the potential to change Tenant's or Landlord's obligations or liabilities under Environmental Laws.

Tenant shall also notify the Landlord of the release of any Hazardous Material in, on, under, about or above the Premises or the Project in violation of Environmental Laws or that causes contamination to the Premises.

        (f) Environmental Indemnity. Tenant shall protect, indemnify, defend (with counsel satisfactory to Landlord) and hold harmless Landlord and its directors, officers, partners, employees, agents, lenders, and ground lessees, if any, and their respective successors and assigns for, from and against any and all losses, damages, claims, costs, expenses, penalties, fines and liabilities of any kind (including, without limitation, the cost of any investigation, remediation and cleanup, and attorneys' fees) which, in Landlord's reasonable opinion, are attributable to (i) any Environmental Activity on the Premises undertaken or committed by Tenant or Tenant's Agents or caused by the negligence of such persons during the Term of this Lease, (ii) any remedial or clean-up work undertaken by or for Tenant in connection with Tenant's Environmental Activities or Tenant's compliance with Environmental Laws, or (iii) the breach by Tenant of any of its obligations and covenants set forth in this paragraph 19. Landlord shall have the right but not the obligation to join and participate in, and reasonably control, if it so elects, any legal proceedings initiated in connection with the Environmental Activities of Tenant or Tenant's Agents. Landlord may also negotiate, defend, approve and appeal any action taken or issued by any applicable governmental authority with regard to contamination of the Premises or the Project by a Hazardous Material. Notwithstanding anything to the contrary herein, (i) Landlord will use its best efforts to cooperate with Tenant if Landlord elects to join in, participate in or take control in any such legal proceeding, or to negotiate, defend, approve or appeal any such action as set forth above; (ii) Landlord shall not have the right to settle any matter to the extent involving injunctive relief that would adversely effect the operations of Tenant on the Premises without the written consent of Tenant (which consent shall not be unreasonably withheld); and (iii) any reasonable costs or expenses incurred by Landlord for which Tenant is responsible under this paragraph 19 or for which Tenant has indemnified Landlord and which are required to be incurred pursuant to applicable Environmental Laws shall be reimbursed by Tenant on demand, as additional rent and with interest thereon, as provided by subparagraph 17(d) of this Lease. This indemnity shall survive the termination of this Lease.

        (g) Remedial Work. If (i) any Environmental Activity undertaken by Tenant or Tenant's Agents results in contamination of the Premises or Project or any portion thereof, or the soil or groundwater thereunder, or (ii) any investigation, site monitoring, containment, cleanup, removal, restoration or other remedial work of any kind or nature ("Remedial Work") is necessary or appropriate due to or in connection with Tenant's use or occupancy of the Premises, then, subject to Landlord's prior written approval and any conditions imposed by Landlord, Tenant shall promptly perform all Remedial Work, at Tenant's sole expense and without abatement of rent, as is necessary to return the affected portion of the Premises and/or Project and the soil and groundwater to the condition required to comply with all applicable Environmental Laws. Landlord's approval of such Remedial Work shall not be unreasonably withheld so long as such actions will not cause a material adverse effect on the Premises or the Project during or after expiration of the Lease Term. Landlord shall also have the right to approve any and all contractors hired by Tenant to perform such Remedial Work. All such Remedial Work shall be performed in compliance with all applicable laws, ordinances and regulations and in such a manner as to minimize any interference with the use and enjoyment of the Premises and Project. All costs and expenses of such Remedial Work shall be paid by Tenant including, without limitation, the charges of such contractor(s), and the reasonable fees and costs of the attorneys and consultants for Landlord incurred in connection with monitoring or review of such Remedial Work.

        (h) Landlord's Option. Landlord may elect, at Landlord's sole discretion, to perform any Remedial Work. Upon reasonable advance written notice to Tenant, Landlord and Landlord's agents shall have the right to enter the Premises at all reasonable times to inspect, monitor and/or perform Remedial Work. All reasonable expenses incurred by Landlord in connection with performing Remedial Work, to the extent required by Environmental Laws, are payable by Tenant, upon Landlord's demand, with interest thereon, as provided by subparagraph 17(d).

        (i) Injunctive Relief. Tenant's failure to abide by the terms of this paragraph 19 shall be restrainable by injunction.

        (j) Self-Help. Landlord shall have the right of "self-help" or similar remedy in order to minimize any damages, expenses, penalties and related fees or costs arising from or related to a violation of any Environmental Law with respect to the Premises or the Project.

        (k) Other Tenants. Other tenants of the Project may be using, handling or storing certain Hazardous Materials in connection with such tenants' use of their premises. The failure of another tenant to comply with applicable laws and procedures could result in a release of Hazardous Materials and contamination to improvements within the Project or the soil and groundwater thereunder. In the event of such a release, the tenant responsible for the release, and not Landlord, shall be responsible for any claim, damage or expense incurred by Tenant by reason of such contamination and Tenant shall exhaust all its remedies against such other tenant without any right to seek any recovery against Landlord, unless Landlord is aware of the release, and intentionally or negligently fails to notify Tenant of such release.

        (l) Environmental Inspection. In the event Landlord reasonably suspects a release causing contamination of the Premises has occurred, Tenant shall, if reasonably required by Landlord, retain a recognized environmental consultant (the "Consultant") acceptable to Landlord to conduct an investigation of the Premises and of other portions of the Project deemed appropriate by Landlord ("Environmental Assessment") (i) for Hazardous Materials contamination in, about or beneath the Premises or the Project as a result of such activities and (ii) to assess all Environmental Activities of Tenant and Tenant's Agents on the Premises or the Project for compliance with all applicable laws, ordinances and regulations and for the use of procedures intended to reasonably reduce the risk of a release of Hazardous Materials. The Environmental Assessment shall be performed in a manner reasonably calculated to discover the presence of Hazardous Materials contamination and shall be of a scope and intensity reflective of the general standards of professional environmental consultants who regularly provide environmental assessment services in connection with the transfer or leasing of real property. Additionally, the Environmental Assessment shall take into full consideration the past and present uses of the Premises and Project and other factors unique to the Premises and Project. If Landlord obtains the Environmental Assessment because of the activities of Tenant or Tenant's Agents, Tenant shall pay Landlord on demand the reasonable cost of the Environmental Assessment, with interest thereon, as additional rent and in accordance with subparagraph 17(d). Otherwise, such costs shall be paid for by Landlord. If Landlord so requires, Tenant shall comply, at its sole cost and expense, with all reasonable recommendations contained in the Environmental Assessment, including any recommendation with respect to the precautions which should be taken with respect to Environmental Activities on the Premises or the Project or any recommendations for additional testing and studies to detect the presence of Hazardous Materials. Tenant covenants to reasonably cooperate with the Consultant and to allow entry and reasonable access to all portions of the Premises for the purpose of Consultant's investigation.

        (m) Surrender of Premises - Environmental Considerations. Prior to or after the expiration or termination of the Lease Term, Landlord may have an Environmental Assessment of the Premises performed in accordance with subparagraph (l) above. Tenant shall perform, at its sole cost and expense, any Remedial Work recommended by the Consultant which is necessary to remove, mitigate or remediate any Hazardous Materials contamination of the Premises or Project in connection with any Environmental Activities of Tenant or Tenant's Agents. Prior to surrendering possession of the Premises, Tenant shall also, unless otherwise directed by Landlord, remove any personal property, equipment, fixture (except for any fixture installed by Landlord) and/or storage device or vessel on or about the Premises and/or Project which is contaminated by or contains Hazardous Materials as a result of the activities of Tenant or Tenant's Agents and repair all damage to the Premises and the Project caused by such removal.

        (n) Landlord's Indemnity For Environmental Matters. Landlord shall indemnify, defend with counsel reasonably acceptable to Tenant, protect, and hold harmless Tenant, and

Tenant's Agents, successors, parents and subsidiaries, from and against all claims, actions, suits, proceedings, judgments, losses, costs, personal injuries, damages, liabilities, deficiencies, fines, penalties, damages, attorneys' fees, consultants' fees, investigations, detoxifications, remediations, removals, and expenses of every type and nature, directly or indirectly arising out of or in connection with any Hazardous Material present at any time on or about the Premises, or the soil, air, improvements, groundwater or surface water thereof, or the violation of any Environmental Law relating to any such Hazardous Material, the Premises or the use of the Premises by any person other than Tenant, or Tenant's Agents to the extent that any of the foregoing actually results from any Environmental Activity on the Premises undertaken or committed by Landlord or Landlord's agents, employees, managers, contractors or representatives. Notwithstanding anything to the contrary herein, Landlord hereby agrees to release Tenant, and Tenant's Agents, successors, parents and subsidiaries, from and against all claims, actions, suits, proceedings, judgments, losses, costs, personal injuries, damages, liabilities, deficiencies, fines, penalties, damages, attorneys' fees, consultants' fees, investigations, detoxifications, remediations, removals, and expenses of every type and nature, directly or indirectly arising out of or in connection with any Hazardous Material present on or about the Premises, or the soil, air, improvements, groundwater or surface water thereof prior to the Commencement Date or any Hazardous Materials which migrate to the Premises after the Commencement Date, and which is not attributable to the Environmental Activities of Tenant or Tenant's Agents.

        20. Option to Purchase. Tenant shall have an option to purchase the Premises on the terms and conditions of the Option to Purchase attached hereto as Exhibit H.
   ---------

        21. Options to Renew. Tenant shall have two five (5) year options to renew this Lease under the terms and conditions of the options to renew attached hereto as Exhibit I.
          ---------

         IN WITNESS WHEREOF, the undersigned have executed this Lease as of the date and year first above written.



                              GH TECH I L.L.C., a Delaware limited liability company

                              By:  THE GUARDIAN LIFE INSURANCE
                                   COMPANY OF AMERICA, a New York
                                   corporation, a Member



                                   By: /s/ Keith E. Duane
                                      ------------------------------------------
                                   Name: Keith E. Duane
                                        ----------------------------------------
                                   Title: Director, Real Estate Asset Management
                                         ---------------------------------------


                                   Witness:_____________________________________



                                   By:__________________________________________
                                           Gary J. Hewson, a Member


                              CATALYTICA ENERGY SYSTEMS, INC., a
                              Delaware corporation



                              By: /s/ Craig N. Kitchen
                                 ---------------------------------------------
                              Its: CEO
                                  --------------------------------------------

STATE OF NEW YORK   )
                    ) ss.
County of New York  )

         The foregoing instrument was acknowledged before me this _____ day of ____________________, 2001, by _____________________________________________,
the __________________________ of The Guardian Life Insurance Company of America, a New York corporation, as a Member of GH TECH I L.L.C., a Delaware limited liability company, on behalf of the company.



                                             ________________________________
                                             Notary Public

My commission expires:




__________________________________

STATE OF ARIZONA    )
                    ) ss.
County of Maricopa  )

         The foregoing instrument was acknowledged before me this _____ day of _____________________, 2001, by Gary J. Hewson, as a Member of GH Tech I L.L.C., a Delaware limited liability company, on behalf of the company.



                                             ________________________________
                                             Notary Public

My commission expires:



__________________________________

State of California

County of Maricopa

On _________________________ , before me Patricia L. Miller, Notary Public, personally appeared Craig N. Kitchen, [_] personally known to me - OR - [X] proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

Signature: Patricia L. Miller   (Seal)
           --------------------
               Notary Public


         [SEAL]

                                   EXHIBIT B
                                   ---------

                             BUILDING SHELL PLANS
                             --------------------

                                   EXHIBIT C
                                   ---------

                      DESCRIPTION OF TENANT IMPROVEMENTS
                      ----------------------------------

                                   EXHIBIT D
                                   ---------

                            HOLD HARMLESS AGREEMENT
                            -----------------------

         THIS AGREEMENT made this ____ day of _________, 2001, by and between GH TECH I L.L.C., a Delaware limited liability company ("Owner"), and CATALYTICA ENERGY SYSTEMS, INC., a Delaware corporation ("Tenant").

         In consideration of the mutual covenants and agreements herein contained, the parties do hereby agree as follows:

         1. This Agreement is being executed in connection with that certain Standard Form Industrial Lease, dated __ ___________, 2001 between Owner, as Landlord, and Tenant, as Tenant (the "Lease"). The term "Cost and Expenses" when used in this Agreement means all costs, expenses, and fees of every kind and nature, including without limitation reasonable attorney's fees and all other expenses arising from or connected with threatened or pending actions, suits, claims, demands, or proceedings, including without limitation, court costs and costs of depositions, transcripts, expert witnesses and printing. The term "Premises" when used in this Agreement means the real property which is to be leased by Owner to Tenant pursuant to the Lease and with respect to which Tenant's occupancy rights commence at some time after expiration of the early occupancy period described in Section 2 below. The term "Term" when used in this Agreement means the Term of the Lease.

         2. Subject to Tenant's compliance with all of the provisions of paragraph 3( ) of the Lease, Owner does hereby grant to Tenant, commencing on the ____ day of _________, 2001, and continuing until further notice of termination by either of the parties hereto, the right to enter the Premises, with its agents, employees and contractors, prior to commencement of the Term in order for Tenant to install Tenant's trade fixtures and equipment so long as such entry does not unreasonably interfere with or delay in any manner work being done on the Premises by Owner's authorized construction representatives.

         3. Owner shall not in any manner or for any cause be liable or responsible to Tenant for any injury (including death) or damage to Tenant or its agents, employees or contractors or to any goods or property brought upon the Premises by Tenant or its agents, employees or contractors, and Tenant hereby waives as against Owner any and all suits, claims, damages, losses, Costs and Expenses which may be incurred by Tenant in connection with such injuries (including death) or damages; provided, however, such non-responsibility and waiver shall not apply to injuries to person caused by the negligence or other willful misconduct of Owner. Tenant has inspected the Premises and equipment, and assumes the risk of all conditions (dangerous or not) in and about the Premises and the equipment.

         4. Tenant agrees to indemnify and hold and save Owner harmless for, from and against all suits, claims, liabilities, losses, damage, Costs and Expenses arising from any of the following: (a) the acts (whether negligent or not) or omissions (whether negligent or not) of Tenant, its agents, employees, or contractors, (b) from the breach of any duty or obligation which is to be performed by Tenant hereunder, and (c) the exercise of the entry rights granted hereunder, except to the extent any such suit, claim, liability, loss, damage or Cost and Expense is based on any injury to persons and is caused by the negligence or other willful misconduct of Owner. This indemnity shall survive the expiration or termination of this Agreement.

         5. Tenant, shall not, in the performance of its obligations and rights hereunder, violate any governmental law, ordinance, regulation, rule or order, or any regulation, rule or order of any local Board of Fire Underwriters.

         6. Tenant, in carrying on its activities in and about the Premises, shall not create or permit a nuisance thereon or act, perform or demonstrate in any manner considered objectionable to Owner's employees, customers or lessees or which shall in any manner be dangerous or calculated or likely to cause injury to any person or property or result in fire or any other damage to the property of Owner or other lessees of Owner.

         7. Until commencement of the Term of the Lease, Tenant shall not engage in any activities on the Premises except those directly related to the installation of Tenant's trade fixtures and equipment as permitted by Section 2 above. Owner also reserves the right to prohibit any and all activities on the Premises which, in its reasonable opinion, are unsafe, unreasonably interfere with the work on the Premises being performed by Owner's construction representatives or may cause labor disturbances or unrest and to coordinate the scheduling of work to be done by Tenant with Owner's activities on the Premises.

         8. This Agreement may be amended, waived, or discharged only by an instrument in writing signed by the party against which enforcement of such amendment or modification is sought.

         9. In the event of any action or proceeding to compel compliance with, or for a breach of, the terms and conditions of this Agreement, the prevailing party shall be entitled to recover from the losing party all reasonable costs and expenses of such action or proceeding including, but not limited to, the reasonable attorney's fees of the prevailing party.

         10. This Agreement shall bind the respective parties, their heirs, executors, administrators, successors and assigns.

         IN WITNESS WHEREOF, the parties hereto have hereunto set their hands the day and year above written.

OWNER:

GH TECH I L.L.C., a Delaware limited liability company

BY:      HEWSON DEVELOPMENT CORPORATION, an Arizona corporation, its Manager

         By:____________________________
         Its:___________________________

TENANT:

CATALYTICA ENERGY SYSTEMS, INC., a Delaware corporation

         By:____________________________
         Its:___________________________

                                   EXHIBIT E
                                   ---------

                                     NONE

                                   EXHIBIT F
                                   ---------

                         LETTER OF CREDIT REQUIREMENTS

         1.    Letter of Credit Provisions. Except as hereinafter provided,
               ---------------------------
Tenant shall keep in full force and effect, from the date of execution of this Lease until sixty (60) days after the expiration of the Term of this Lease, an unconditional and irrevocable letter of credit in favor of and for the account of Landlord which satisfies all of the following requirements (the "Letter of Credit"):

         (a) The Letter of Credit have a term expiring not less than thirty (30) days after the scheduled expiration of the Term of this Lease; provided, however, the Letter of Credit may have a term of not less than one (1) year if the Letter of Credit provides that it will automatically renew on an annual basis throughout the above specified period and that Landlord will be given a notice of renewal or non-renewal of the Letter of Credit by the issuer on or before thirty (30) days prior to the expiration of the then current term of the Letter of Credit. If such a notice of renewal is not given to Landlord, Landlord may, at any time during the period commencing twenty-five (25) days prior to the expiration of the Letter of Credit until the expiration of the Letter of Credit, draw upon the Letter of Credit and treat the proceeds as a cash Security Deposit under this Lease unless Tenant, on or before such drawing by Landlord, delivers to Landlord a substitute Letter of Credit complying with all of the requirements of this Exhibit F.

         (b) The Letter of Credit shall be in an amount not less than $300,000.00; provided, however, such maximum amount may be reduced by Tenant in accordance with the provisions of subparagraph 6(b) of the Lease.

         (c) The Letter of Credit shall be transferable by Landlord and by any subsequent Landlord under this Lease in connection with any assignment of this Lease to a new owner of the Premises so long as the Landlord and new owner agree, in writing, that only the new owner may draw upon the Letter of Credit and the new owner has assumed all of the Landlord's obligations under this Lease to be performed after the date of such assignment (except that such written agreement and assumption shall not be necessary if the new owner has acquired the Premises as a result of the exercise of a lienholder's rights under a mortgage, deed of trust, assignment of leases or other instrument of hypothecation or as a result of a transfer or deed in lieu of the exercise of such rights).

         (d) The Letter of Credit shall be issued by Silicon Valley Bank or other financial institution incorporated or chartered under the laws of the United States or any state thereof and approved by Landlord, which approval shall not be unreasonably withheld or delayed so long as Tenant furnishes to Landlord such information concerning the creditworthiness and financial stability of such institution as Landlord shall reasonably request, and shall otherwise be in form and substance satisfactory to Landlord.

         (e) The Letter of Credit may be drawn upon from time to time by Landlord upon presentations by the Landlord of the Letter of Credit and a written statement signed by Landlord certifying, under penalty of perjury, (i) that the Tenant has failed to perform any one or more of the obligations required to be performed by Tenant under the Lease, and has not cured such failure, that such default has continued beyond all applicable notice and cure periods, that the amount drawn on the Letter of Credit is the amount due to Landlord on account of the Tenant's default, and that Landlord is therefore entitled to draw upon the Letter of Credit in the amount requested; or
(ii) that Landlord is specifically entitled under the Lease to draw thereon.

         2.    Letter of Credit Conditions.
               ---------------------------

         (a) The Letter of Credit shall be security for the faithful performance and observance by Tenant of the terms, covenants, conditions and provisions of this Lease. If there is a default or breach of this Lease under subparagraph 17(a) of this Lease (which breach of default occurs under subparagraph 17(a) only after the expiration of any notice and/or cure period if a notice and/or cure period is applicable) (including, but not limited to, Tenant's obligation to have the Letter of Credit in effect as provided in this Exhibit F), , Landlord may at its option and from time to time draw upon and apply amounts received under the Letter of Credit to remedy Tenant's default of any of its obligations and/or to apply to damages incurred by Landlord as a result of any such default. If the Lease is terminated prior to the scheduled Term hereof, the Letter of Credit shall be returned to Tenant within thirty (30) days after such termination less any drawings made by Landlord in accordance with this Exhibit F and paragraph 6 of the Lease; provided, however, Landlord may make such drawings prior to return as Landlord deems appropriate to have security for damages to which Landlord will be entitled as a result of such early termination.

         (b) If Tenant fails to have on deposit with Landlord at any time required hereunder as Letter of Credit or cash fully satisfying the requirements of paragraph 6 of the Lease and this Exhibit F, and such failure continues for ten (10) business days after Tenant's receipt of written notice of such failure, such failure shall constitute a default under the Lease. Landlord shall have all remedies under paragraph 17 of the Lease in the event any such default occurs. If the financial institution issuing the Letter of Credit for any reason indicates that the Letter of Credit will be dishonored or terminated or expire prior to the date specified in subparagraph 1.(a) of this Exhibit F, even if such a dishonor, termination or expiration would be wrongful, Landlord may, in addition to any other rights and remedies it may have under this Lease or the Letter of Credit, draw upon the Letter of Credit, treat the entire amount of the proceeds of such drawing as a cash Security Deposit under this Lease, and retain and/or apply such proceeds in the same manner as provided for a cash Security Deposit; provided, however, if such termination or expiration will not occur for a period of more than fifty-nine (59) days after Landlord acquires knowledge that the Letter of Credit may so terminate or expire, Landlord will not draw upon such Letter of Credit for the reasons specified in this sentence sooner than thirty (30) days prior to such expiration or termination unless Landlord reasonably believes that a delay in drawing may result in its inability to effectively draw upon the Letter of Credit at a later date.

         (c) If Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Lease, then the Letter of Credit shall be returned to Tenant upon or prior to the expiration of the Letter of Credit. If a sale or leasing of the Property or the Building occurs, then Landlord shall have the right to transfer the Letter of Credit to the vendee or lessee (subject to the limitations set forth in clause (c) above) and Landlord shall thereupon be released by Tenant from all liability for the return of the Letter of Credit and Tenant shall cause the bank which issued the Letter of Credit to issue an amendment to the Letter of Credit, or to issue a new Letter of Credit, naming the vendee or lessee as the beneficiary thereunder. In the event of such a transfer of the Letter of Credit, Tenant shall look solely to the new landlord for the return of the Letter of Credit, so long as the new landlord expressly assumes in writing all of Landlord's obligations with respect to the Letter of Credit.

         (d) If Landlord draws upon the full amount of the Letter of Credit for any reason under this Exhibit F or paragraph 6 of the Lease and holds in cash as a Security Deposit proceeds from such Letter of Credit, Tenant may, at any time thereafter that such cash is being held, substitute for such a new Letter of Credit so long as the Letter of Credit is in the amount of the Security Deposit required at such time under this Lease and otherwise complies with all of the requirements of paragraph 6 of the Lease and with this Exhibit F, except that Landlord shall not have any obligation to accept the letter of credit from Silicon Valley Bank.

         (e) In addition, if Landlord, in its reasonable discretion, becomes dissatisfied with the financial condition or financial reputation of the financial institution which has issued a Letter of Credit then serving as the Security Deposit hereunder, Landlord may give notice to Tenant that Landlord will draw upon the Letter of Credit not earlier than thirty (30) days after the giving of such notice, and Landlord may so draw upon the full amount of the Letter of Credit after such period of time and treat the proceeds as a cash Security Deposit hereunder unless Tenant furnishes to Landlord within such thirty (30) day period a substitute Letter of Credit from a financial institution approved by Landlord, which approval shall not be unreasonably withheld, delayed or conditioned, in the full amount of the Letter of Credit required at such time under this Lease and which otherwise complies with all of the requirements of paragraph 6 of the Lease and this Exhibit F; provided, however, if a replacement Letter of Credit is required by Landlord solely pursuant to this last paragraph of Exhibit F, Landlord shall be responsible for paying all issuance and renewal fees under such replacement Letter of Credit (but only for the first year in which such replacement Letter of Credit is required by Landlord) which are in excess of the fees which would otherwise be payable by Tenant for the Letter of Credit which is being replaced.

                                   EXHIBIT G
                                   ---------

                              CONTRACTOR PRICING

                                   EXHIBIT H
                                   ---------

                              OPTION TO PURCHASE

         1.    Grant of Option. Provided that there is not on the date of
               ---------------
the Exercise Notice (defined below) or the date of the closing a default or breach of the Lease and that no event shall have occurred or state of facts exist which, if continued uncured will, with the lapse of time or the delivery of notice, or both, constitute a default or breach of the Lease, Tenant shall have, and is hereby granted, the option (the "Purchase Option") to purchase the Premises, as is, where is, without any representations or warranties of any kind or nature whatsoever, including but not limited to any representation or warranty relating to the Premises or the use or occupation thereof or income therefrom, in accordance with the provisions of this Exhibit H.

         2.    Exercise of Option. In order to exercise the Purchase
               ------------------
Option, Tenant shall deliver to Landlord, not later than December 31, 2001, a written notice of its election to exercise the Purchase Option (the "Exercise Notice"), together with a non-refundable earnest money deposit in the amount of $100,000.00 in currently available funds (the "Deposit"). Interest earned on the Deposit shall belong to the party entitled to the Deposit. If Tenant fails to consummate the purchase of the Premises, Landlord shall be entitled to retain the Deposit as its only remedy. Tenant's purchase of the Premises from Landlord pursuant to the Purchase Option shall close, unless Landlord and Tenant agree otherwise in writing, on January 31, 2002.

         3.    Closing. Landlord and Tenant shall consummate the purchase
               -------
and sale of the Premises through an escrow with a title company reasonably selected by Tenant (the "Title Company"). The purchase price for the Premises shall be $4,096,750.00 (the "Purchase Price") and shall be payable in cash at the closing, subject to no financing or other contingency. Landlord shall convey, at the closing, title to the Premises by special warranty deed free and clear of consensual liens and encumbrances (except that taxes and improvement assessments shall be prorated, but only to the extent that Tenant was not otherwise responsible for same pursuant to the Lease), subject to such matters as may then appear of record. Landlord and Tenant shall cause the Title Company to deliver to Tenant, at the closing, an ALTA standard coverage owner's policy of title insurance insuring Tenant that title to the Premises is vested in Tenant. Landlord shall pay only the premium for a standard coverage owner's policy of title insurance, and Tenant shall pay all additional costs including survey work and the cost of any endorsements and additional coverages desired by Tenant. Closing costs, escrow fees, recording fees and other usual and customary items shall be shared by Lessor and Lessee in accordance with local custom.

         4.    Eminent Domain. If, prior to closing, Landlord receives
               --------------
notice of the commencement or threatened commencement of eminent domain or other like proceedings ("Taking") against the Premises or any portion thereof, Landlord shall immediately give notice thereof to Tenant. Tenant shall elect within fifteen (15) days after receipt by Buyer of all information reasonably required from Landlord to assess the effect of the Taking (Landlord hereby agreeing to cooperate with Tenant in providing such information to the extent available to Landlord) by notice to Landlord either (i) to terminate the Purchase Option and receive a refund in full of the Deposit or (ii) the close the transaction contemplated hereby in accordance with its terms but subject to such proceedings, in which event the Purchase Price shall not be reduced but Landlord shall assign to Tenant without recourse Landlord's rights in any condemnation award or proceeds. If Tenant does not give notice timely, Tenant shall be deemed to have elected to close the transaction contemplated hereby in accordance with clause (ii) above.

         5.    Destruction. If all or any Material Part (as hereinafter defined)
               -----------
of the Premises are destroyed or damaged prior to closing, Landlord shall give notice to Tenant of such damage or destruction. Tenant shall elect within fifteen (15) days after receipt by Tenant of all information reasonably required from Landlord to assess the effect of the damage or destruction (Landlord hereby agreeing to cooperate with Tenant in providing such information to the extent available to Landlord), by notice to Landlord, either (i) to terminate the Purchase Option and receive a refund in full of the Deposit or (ii) to close the transaction contemplated hereby, in which event the Purchase Price shall not be reduced and Landlord shall assign to Tenant Landlord's rights in any insurance proceeds paid or payable to Landlord in connection with such damage or destruction. A "Material Part" of the Premises shall have been damaged if the cost to repair such damage will exceed Two Hundred Thousand Dollars ($200,000.00). If Tenant does not give notice timely, Tenant shall be deemed to have elected to close the transaction contemplated hereby in accordance with clause (ii) of this paragraph.

         6.    Restrictions. The Purchase Option may be exercised only by
               ------------
Tenant named in this Lease and may not be exercised by any assignee, sublessee, successor or transferee of Tenant or by any other person or entity. The Purchase Option may not be transferred in connection with a transfer or assignment of the Lease, or separate and apart from a transfer or assignment of the Lease, whether by operation of law or otherwise. The Purchase Option shall automatically become null and void and of no further force or effect if Tenant defaults or commits a breach under the Lease that is not cured within the time periods provided for cure, even if Landlord chooses to accept an untimely cure.

         7.    Time of the Essence. Time is of the essence with respect to
               -------------------
Tenant's rights and obligations under the Purchase Option. Tenant's failure to strictly and timely exercise the Purchase Option, or the failure of any other conditions to the exercise of the Purchase Option, shall render the Purchase Option automatically null and void and of no further force or effect. Notwithstanding the automatic nature of the loss of the Purchase Option, Tenant shall execute, have acknowledged and deliver to Landlord all documents and instruments reasonably requested by Landlord to evidence the fact that the Purchase Option is null and void and of no further force and effect. Tenant's failure to execute and deliver to Landlord all such documents and instruments within five (5) days after a written request therefor shall be deemed a material default and breach of the Lease, and no further notice shall be required in order for Landlord to exercise its remedies under the Lease.

         8. This Exhibit H shall constitute the only agreement between Landlord and Tenant for the purchase and sale of the Premises.

                                   EXHIBIT I
                                   ---------

                          OPTION TO EXTEND LEASE TERM

1.       First Extended Term
         -------------------

         Provided that (a) at the time of exercise and at the commencement of the First Extended Term (as hereinafter defined) Tenant is not in default under any term or provision of this Lease beyond expiration of an applicable cure period; (b) the Lease has not been assigned other than to a controlled entity as set forth in subparagraph 16(i) of the Lease; and (c) Tenant is not subletting more than twenty-five percent (25%) of the Premises at the commencement of the First Extended Term other than to a controlled entity as set forth in subparagraph 16(i) of the Lease, then Tenant shall have the option to extend the term of this Lease (the "First Option to Extend") for an additional period of five (5) years (the "First Extended Term") upon the same terms and conditions set forth in this Lease, so far as applicable; except that the rental for the First Extended Term shall be the market rent as hereinafter determined for the consummation, at the time of the exercise of such option, of similar lease transactions for comparable properties located in the general geographical area in which the Premises are located; provided, however, the monthly amount of the Fixed Rent during the First Extended Term shall not be less than the monthly amount of the Fixed Rent payable during the last year of the initial Term. In the event that Tenant wishes to exercise this First Option to Extend, Tenant shall give Landlord written notice of such election not later than one hundred eighty (180) days prior to expiration of the initial Term.

2.       Second Extended Term
         --------------------

         Provided that (a) at the time of exercise and at the commencement of the Second Extended Term (as hereinafter defined) Tenant is not in default under any term or provision of this Lease beyond expiration of any applicable cure period; and (b) Tenant has previously exercised its option for the First Extended Term; (c) the Lease has not been assigned other than to a controlled entity, as set forth in subparagraph 16(i) of the Lease; and (d) Tenant is not subletting more than twenty-five percent (25%) of the Premises at the commencement of the First Extended Term other than to a controlled entity as set forth in subparagraph 16(i) of the Lease, then Tenant shall have the option to extend the term of this Lease (the "Second Option to Extend", each of the First Option to Extend and the Second Option to Extend being referred to herein from time to time as an "Option to Extend") for one (1) additional period of five (5) years after the First Extended Term (the "Second Extended Term") upon the same terms and conditions set forth in this Lease, so far as applicable, except that Tenant shall have no additional option to extend the Term hereof (beyond the Second Extended Term) and the rental rate for the Second Extended Term shall be the market rent for the consummation, at the time of the exercise of such option, of similar lease transactions for comparable properties located in the general geographical area in which the Premises are located; provided, however, the monthly amount of the Fixed Rent during the Second Extended Term shall not be less than the monthly amount of the Fixed Rent payable during the last year of the First Extended Term. In the event the Tenant wishes to exercise this Second Option to Extend, Tenant shall give Landlord written notice of

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such election not later than one hundred eighty (180) days prior to expiration of the First Extended Term.

3.       Market Rental
         -------------

         (a) Upon receipt by Landlord of a notice that Tenant is exercising an Option to Extend, Landlord and Tenant shall attempt to determine the market rent for the First or Second Extended Term, as applicable, with the market rent to reflect both a Fixed Rent as provided in subparagraph 5(a) of the Lease and those adjustments to Fixed Rent during the Extended Term which are of a type then typical in the rental market and to be based on the market rental for new leases being executed as of six (6) months prior to the expiration of the Initial Term or of the First Extended Term, as applicable (the "Valuation Date"). In determining the market rent for an Extended Term, due consideration shall be given, among other things, to the length of the Extended Term; the amount of the Fixed Rent; whether or not such Fixed Rent should be subject to periodic Consumer Price Index or other adjustments; the level of improvements (excluding from such valuation the value of improvements or alterations made at Tenant's cost or expense, except for the Tenant Improvements); liability of tenants for reimbursable expenses; and the respective maintenance responsibilities of landlords and tenants; provided, however, the effect of all such considerations shall be reflected in the Fixed Rent and periodic Adjustments to Fixed Rent, no other provisions of this Lease shall be modified, and Landlord shall have no tenant improvement construction obligations.

         (b) If Tenant has exercised an Option to Extend, Landlord, within thirty (30) days after the Valuation Date, shall present Tenant in writing with the proposed market rental. If Tenant is dissatisfied with the proposed market rental presented by Landlord, Tenant may, by delivery to Landlord of notice within ten (10) days thereafter, elect to rescind Tenant's exercise of the Option to Extend, in which event all rights of Tenant under this Exhibit I shall terminate. If Tenant does not so rescind Tenant's notice of exercise, then Tenant shall, within twenty (20) days after receipt of Landlord's proposed market rental, either accept the market rental proposed by the Landlord or present Landlord in writing with its proposed market rental. Within ten (10) days thereafter, Landlord shall either accept the market rental or notify Tenant that the proposed market rental is unacceptable. If the proposed market rental is unacceptable to Landlord, and/or if Landlord and Tenant are unable to agree as to the renewal fair market rental at least four (4) months prior to the Expiration Date of the Initial Term or the First Extended Term, as applicable, then the matter shall be submitted to arbitration in accordance with the following: within five (5) days after the date that is four (4) months prior to the expiration of the Initial Term or the First Extended Term as applicable, Landlord and Tenant shall each appoint a Qualified Appraiser. "Qualified Appraiser" shall mean a person who is (i) not an affiliate of either Tenant or Landlord; (ii) qualified to appraise commercial real estate in the Phoenix metropolitan area; and (iii) a member of the American Institute of Real Estate Appraisers, the Society of Real Estate Appraisers or any successor associations. Landlord and Tenant shall be entitled to provide such Qualified Appraisers such information as each party deems relevant. Each of the Qualified Appraisers appointed by Landlord and Tenant (the "Original Qualified Appraisers") shall, within fifteen (15) days after the date on which he or she is appointed, independently determine the new Fixed Rent (taking into account all of the factors set forth above) and give written notice thereof to Landlord and Tenant. In the event of the failure, refusal or inability of either of the Original

Qualified Appraisers to act, a new Original Qualified Appraiser shall be appointed by the party that appointed the non-acting Original Qualified Appraiser. If the lower of the two Fixed Rent determinations as determined by the Original Qualified Appraisers is equal to or greater than ninety-five percent (95%) of the Fixed Rent determination as determined by the other Original Qualified Appraiser, then the two determinations shall be averaged to determine the Fixed Rent for the Extended Term. If the lower of the two values is less than ninety-five percent (95%) of the value as determined by the other Original Qualified Appraiser, then each of the Original Qualified Appraisers shall, within five (5) days after the last of the two reports of the Original Qualified Appraisers is delivered to Landlord and Tenant, agreed upon a third qualified appraiser (the "Third Qualified Appraiser"). If the two Original Qualified Appraisers are unable to agree upon a Third Qualified Appraiser, then the Presiding Judge of the Maricopa County Superior Court shall select the Third Qualified Appraiser. Within fifteen (15) days after the selection of the Third Qualified Appraiser, the Third Qualified Appraiser shall independently determine the Fixed Rent on the basis set forth above. Thereafter, all three values as determined by the Qualified Appraisers shall be compared and the two Fixed Rents with the least variation between them shall be averaged to determine the Fixed Rent. Landlord and Tenant shall share equally the fees of all Qualified Appraisers. If no determination is made prior to the commencement of an Extended Term, Tenant will continue to pay to Landlord the Fixed Rent plus Adjustments as in effect at the end of the term immediately preceding such Extended Term and, upon such fair market rental being determined, Tenant will pay to Landlord the difference between the rent already paid by Tenant for the Extended Term and the actual amount of rent attributable to the Extended Term through the date of such determination. Upon the determination of the fair market rental as aforesaid, the parties will enter into an amendment to the Lease stating the Fixed Rent and any Adjustments for the Extended Term.

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